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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           WINDSONG ACQUISITION CORP.

                                       AND

                                 WINDSONG, INC.

                            DATED AS OF JULY 12, 1999

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                    Article I
                                   Definitions

      1.1    Defined Terms...................................................1

                                   Article II
                         Sale and Purchase of the Assets

      2.1    Closing........................................................10
      2.2    Assets To Be Transferred.......................................10
      2.3    Payment Of Purchase Price......................................10
      2.4    Additional Excluded Assets.....................................20
      2.5    Adjustments to the Purchase Price..............................20
      2.6    Assumption Of Liabilities......................................21
      2.7    Allocation Of Purchase Price...................................22
      2.8    Bulk Sales Law Compliance; Transfer Taxes; Franchise Taxes.....22

                                   Article III
                  Representations And Warranties Of The Seller

      3.1    Good Standing..................................................22
      3.2    Authorization..................................................23
      3.3    Financial Statements...........................................23
      3.4    Taxes..........................................................23
      3.5    Ownership of Assets............................................24
      3.6    Fixed Assets...................................................24
      3.7    Real Property..................................................24
      3.8    Intellectual Property..........................................25
      3.9    Contracts......................................................25
      3.10   Customers And Vendors..........................................26
      3.11   Legal Proceedings..............................................27
      3.12   Orders, Decrees, Etc...........................................27
      3.13   Compliance With Law............................................27
      3.14   Inventory......................................................27
      3.15   Capital Projects And Expenditures..............................27
      3.16   Compensation...................................................28
      3.17   Environmental Protection.......................................28
      3.18   Employee Benefits..............................................28
      3.19   Approvals......................................................29

                                   Article III
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                  Representations And Warranties Of The Seller

      3.20   No Brokers.....................................................29
      3.21   Absence of Undisclosed Liabilities.............................29
      3.22   Accounts Receivable............................................29
      3.23   Accounts Payable...............................................29
      3.24   Insurance Policies.............................................29
      3.25   Labor Relations................................................29
      3.26   No Omissions...................................................30

                                   Article IV
                 Representations And Warranties Of The Purchaser

      4.1    Good Standing..................................................30
      4.2    Authorization..................................................30
      4.3    Capitalization.................................................30
      4.4    Legal Proceedings..............................................31
      4.5    Contracts......................................................31
      4.6    Orders, Decrees................................................31
      4.7    Compliance With Law............................................31
      4.8    Approvals......................................................31
      4.9    No Brokers.....................................................32
      4.10   Absence of Liabilities.........................................32
      4.11   Business Activities............................................32
      4.12   No Omissions...................................................32

                                    Article V
                          Conduct Prior To The Closing

      5.1    Investigation By The Purchaser And The Seller..................32
      5.2    Conduct Of Business............................................33
      5.3    Other Transactions.............................................35
      5.4    Consents.......................................................35
      5.5    Public Announcements...........................................36
      5.6    Employees......................................................36
      5.7    Notification...................................................36
      5.8    Supplemental Disclosure........................................36


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                                   Article VI
               Conditions Of The Purchaser's Obligations To Close

      6.1    Agreement And Conditions.......................................36
      6.2    Representations And Warranties.................................37
      6.3    Opinion Of Counsel.............................................37
      6.4    No Legal Proceeding............................................37
      6.5    Officer's Certificate..........................................37
      6.6    Secretary's Certificate........................................37
      6.7    Employment Agreement...........................................37
      6.8    IPO............................................................37
      6.9    Consents.......................................................37
      6.10   No Change......................................................38
      6.11   Pivot Rules....................................................38
      6.12   Colours/Alexander Julian.......................................38
      6.13   Performance By The Seller......................................38
      6.14   Working Capital................................................38
      6.15   Stockholder Guarantee..........................................38
      6.16   Board Approval.................................................38
      6.17   Due Diligence..................................................38
      6.18   Loss, Damages, Destruction.....................................38
      6.19   Business Plan..................................................38
      6.20   Seller Note....................................................39

                                   Article VII
                 Conditions Of The Seller's Obligations To Close

      7.1    Agreements And Conditions......................................39
      7.2    Representations And Warranties.................................39
      7.3    Opinion Of Counsel.............................................39
      7.4    No Legal Proceeding............................................39
      7.5    Officer's Certificate..........................................39
      7.6    Secretary's Certificate........................................39
      7.7    Employment Agreement...........................................39
      7.8    Consents.......................................................40
      7.9    Escrow Agreement...............................................40
      7.10   Working Capital................................................40
      7.11   Pivot Rules Trademark..........................................40
      7.12   Parent Guarantee...............................................40
      7.13   Purchaser Note.................................................40


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                                  Article VIII
                       Additional Covenants And Agreements

      8.1    Cooperation: Access To Books And Records.......................41
      8.2    Collection of Records; Delivery of Mail........................41
      8.3    Confidentiality................................................42
      8.4    Further Assurances.............................................42
      8.5    Advisory Board.................................................42
      8.6    Strategic Annual Business Plan.................................43
      8.7    Additional Working Capital.....................................43
      8.8    Discharge of Liabilities.......................................43
      8.9    Non-Competition of the Seller..................................44
      8.10   Physical Inventory.............................................44
      8.11   Name Change....................................................44

                                   Article IX
                                 Indemnification

      9.1    Indemnification By The Seller..................................44
      9.2    Indemnification By The Purchaser...............................44
      9.3    Procedures For Indemnification.................................44
      9.4    Indemnification Threshold And Ceilings.........................46
      9.5    Survival of Representations: Effect of Certificates............47

                                    Article X
                                   Termination

      10.1   Termination....................................................47
      10.2   Effect Of Termination..........................................48

                                   Article XI
                                  Miscellaneous

      11.1   Fees And Disbursements.........................................48
      11.2   Notices........................................................48
      11.3   Entire Agreement...............................................49
      11.4   Taxes..........................................................50
      11.5   Governing Law..................................................50
      11.6   Benefit Of Parties' Assignment.................................50
      11.7   Pronouns.......................................................50
      11.8   Headings.......................................................50
      11.9   Knowledge......................................................50
      11.10  Consent To Arbitration.........................................50


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                                    EXHIBITS

      Exhibit A       1999 Strategic Annual Business Plan
      Exhibit B       Form of Escrow Agreement
      Exhibit C-1     Form of Employment Agreement for Joseph Sweedler
      Exhibit C-2     Form of Employment Agreement for William Sweedler
      Exhibit C-3     Form of Employment Agreement for David Sweedler
      Exhibit C-4     Form of Employment Agreement for Alan Rummelsburg
      Exhibit D       Form of Stockholder Guarantee
      Exhibit E       Form of Parent Guarantee
      Exhibit F       Pivot Rules Assignment and Assumption Agreement
      Exhibit G       Assignment and Assumption Agreement
      Exhibit H       Purchaser Note
      Exhibit I       Seller Note


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                                    SCHEDULES

      Schedule I            Pre-Tax Income (Without Working Capital Facility)
      Schedule IA           Pre-Tax Income (With Working Capital Facility)
      Schedule 1.1(a)       Assumed Pension and Retirement Plans
      Schedule 1.1(b)       Excluded Loans
      Schedule 1.1(d)       Permitted Liens
      Schedule 2.3(j)(ii)   Right of First Refusal
      Schedule 2.7          Allocation of Purchase Price
      Schedule 3.1          Jurisdictions
      Schedule 3.3          Accounting Practices
      Schedule 3.4          Taxes
      Schedule 3.5          Ownership of Assets
      Schedule 3.6          Fixed Assets
      Schedule 3.7(a)(i)    Real Property Leases
      Schedule 3.7(a)(ii)   Breaches of Real Property Leases
      Schedule 3.7(a)(iii)  Consents for Real Property Leases
      Schedule 3.7(b)(i)    Notice of Repairs for Leased Premises
      Schedule 3.7(b)(ii)   Structural or Mechanical Defects on Leased Premises
      Schedule 3.7(b)(iii)  Defects of Roof, Basement, Walls of Leased Premises
      Schedule 3.7(b) (iv)  Notice of Assessments Affecting Leased Premises
      Schedule 3.8(a)       Owned or Used Intellectual Property
      Schedule 3.8(b)       Leased Intellectual Property
      Schedule 3.8(c)       Intellectual Property Infringement
      Schedule 3.9(a)       Material Contracts
      Schedule 3.9(c)       Enforceability of Material Contracts
      Schedule 3.9(d)(i)    Breaches of Material Contracts
      Schedule 3.9(d)(ii)   Defaults under Material Contracts
      Schedule 3.10(a)      Customers and Vendors
      Schedule 3.10(b)      Changes in Relationships with Customers and Vendors
      Schedule 3.10(c)      Notices from Customers and Vendors
      Schedule 3.11(a)      Pending Actions
      Schedule 3.11(b)      Defaults
      Schedule 3.12         Orders; Decrees
      Schedule 3.13(a)      Compliance with Laws
      Schedule 3.13(b)      Permits
      Schedule 3.13(c)      Compliance with Permits
      Schedule 3.13(d)      Revocation of Permits
      Schedule 3.15         Capital Projects and Expenditures
      Schedule 3.16         Compensation
      Schedule 3.17(a)(i)   Compliance with Environmental Laws
      Schedule 3.17(a)(ii)  Environmental Permits
      Schedule 3.17(b)      Compliance with Environmental Permits
      Schedule 3.17(c)      Environmental Law Proceedings


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                                    SCHEDULES

      Schedule 3.17(d)      Conditions that may Cause Environmental Liability
      Schedule 3.18         Employee Benefits
      Schedule 3.19(a)      Required Consents
      Schedule 3.19(b)      Required Consents not Obtained
      Schedule 3.21         Undisclosed Liabilities
      Schedule 3.22         Accounts Receivable
      Schedule 3.23         Accounts Payable
      Schedule 3.24         Insurance Policies
      Schedule 4.4(a)       Pending Actions
      Schedule 4.4(b)       Defaults
      Schedule 4.6          Orders; Decrees
      Schedule 4.7(a)       Compliance with Laws
      Schedule 4.7(b)       Permits
      Schedule 4.7(c)       Compliance with Permits
      Schedule 4.7(d)       Revocation of Permits
      Schedule 4.8(a)       Required Consents
      Schedule 4.8(b)       Required Consents not Obtained
      Schedule 4.9          Brokers


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                            ASSET PURCHASE AGREEMENT

            THIS AGREEMENT, dated as of July 12, 1999 (this "Agreement"), by and between Windsong Acquisition Corp., a Delaware corporation (the "Purchaser"), and Windsong, Inc., a Connecticut corporation (the "Seller").

                                 R E C I T A L S

            WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the assets, properties, rights and business of the Seller other than the Excluded Assets (as defined below) and, in connection therewith, the Purchaser has agreed to (x) pay the Purchase Price (as defined below) to the Seller and, (y) assume all of the Assumed Liabilities (as defined below).

                                A G R E E M E N T

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Seller and the Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Defined Terms. For purposes of this Agreement and the schedules and exhibits attached to this Agreement, the following terms shall have the meanings set forth below:

            "1999 Business Plan" shall mean the 1999 strategic annual business plan of the Seller, which shall be attached to this Agreement as Exhibit A on or prior to the Closing Date.

            "Acquired Assets" means all of the assets, properties, rights and business of the Seller of every kind and description, wherever located (including, without limitation, (i) all of the property, tangible or intangible, real, personal or mixed, cash, notes and accounts receivable and other rights to receive amounts payable to the Seller, (ii) all of the claims, causes of action and rights of recovery or set-off, reserves, prepayments, deferred and other charges, inventories (including, without limitation, raw materials, finished goods, work-in-process and goods in transit), supplies, machinery, fixtures, equipment, tools, dies, jigs and molds, inventions, samples, models, securities, claims and contract rights of the Seller, (iii) all of the Seller's Intellectual Property, (iv) the name "Windsong" and "Windsong, Inc.", (v) the Acquired Books and Records, and (vi) all of the Seller's cash and cash equivalents as of the Closing Date other than the cash distributed to the Stockholders pursuant to
Section 2.4 of this Agreement; provided, however, that notwithstanding the foregoing or anything to the contrary in the Acquisition


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Documents, the Acquired Assets shall not include (A) any of the Excluded Assets, or (B) any of the pension or retirement plans of the Seller other than those identified on Schedule 1.1(a) to this Agreement.

            "Acquired Books and Records" means all of the books, records and documents pertaining to the assets, properties, business, operations, accounts, financial condition or customers of the Seller, regardless of whether such books and records are maintained for tax or financial reporting purposes (including, without limitation, files, customer and vendor lists, marketing literature, blueprints, plans, specifications and drawings); provided, however, that the foregoing shall not include any of the Excluded Assets or any of the books, records and documents that relate to the Excluded Assets; provided further that the Seller shall be permitted to retain copies of, and have access to, all of the Acquired Books and Records for tax purposes.

            "Acquisition" has the meaning specified in Section 2.2 of this Agreement.

            "Acquisition Documents" means this Agreement and all of the other documents, agreements and instruments entered into by the Seller, the Purchaser, the Stockholders and/or the Parent in connection with the Acquisition (including, without limitation, the Escrow Agreement, the Parent Guarantee, the Stockholder Guarantee and the Employment Agreements), and all of the exhibits and schedules to this Agreement.

            "Action" means any claim, action, suit, proceeding or investigation, whether at law or at equity, before any court, arbitrator, arbitration panel or other Governmental Authority.

            "Additional Stock Payment" has the meaning specified in Section 2.3(g) of this Agreement.

            "Adjustment Report" has the meaning specified in Section 2.3(l) of this Agreement.

            "Advance Percentage" has the meaning specified in Section 2.3(i) of this Agreement.

            "Advisory Board" has the meaning specified in Section 8.5 of this Agreement.

            "Affiliate" means, when used with respect to any Specified Person (a "Specified Person"), any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Specified Person. As used in this definition, the term "control" means the power of any Person to direct the affairs of any other Person through the ownership of voting securities or other equity interests, contract or otherwise.

            "Assignment and Assumption Agreement" means the assignment and assumption agreement in the form of Exhibit G to this Agreement, which agreement shall be entered into on or prior to the Closing Date by the Seller and the Purchaser.


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            "Assumed Liabilities" has the meaning specified in Section 2.6 of this Agreement.

            "Audited Financial Statements" has the meaning specified in Section
3.3 of this Agreement.

            "Balance Sheet" means the audited balance sheet of the Seller as at December 31, 1998.

            "Balance Sheet Date" means December 31, 1998.

            "Business" shall mean the business of the Seller as of the date of this Agreement.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Westport, Connecticut are authorized or required to close.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S. C. ss. 9601 et seq.

            "Change of Control" has the meaning specified in Section 2.3(d).

            "Class A Common Stock" has the meaning specified in Section 2.3(b) of this Agreement.

            "Closing" has the meaning specified in Section 2.1 of this Agreement.

            "Closing Date" has the meaning specified in Section 2.1 of this Agreement.

            "Closing Date Balance Sheet" has the meaning specified in Section 2.5(a).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Confidentiality Agreement" has the meaning specified in Section 5.1(a) of this Agreement.

            "Consents" means all written consents, approvals, waivers, authorizations and orders required to consummate the transactions contemplated by the Acquisition Documents.

            "Contracts" means all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind, whether written or oral.

            "Damages" means costs, losses, Liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party claims or governmental examinations, inspections or audits), including, without limitation, interest, penalties, reasonable


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attorneys' fees, costs and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing.

            "Deferred Payment" has the meaning specified in Section 2.3(e) of this Agreement.

            "Dispute Notice" has the meaning specified in Section 2.5(a) of this Agreement.

            "Disputed Matter" has the meaning specified in Section 9.3(f) of this Agreement.

            "Effective Tax Rate" means forty-five percent (45%).

            "Employee Benefit Plans" has meaning specified in Section 3.18 of this Agreement.

            "Employment Agreements" means the employment agreements to be entered into by the Purchaser and each of the Stockholders in connection with the Acquisition in the form of Exhibit C-1 through Exhibit C-4 to this Agreement.

            "Environmental Laws" means all federal, state, local and foreign (i) environmental laws, codes and ordinances and all rules promulgated thereunder, and (ii) health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder. The term "Environmental Laws" shall include, without limitation, all laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or Wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or Hazardous Substances or Wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "Escrow Agent" means Fleet Bank, located in New York, New York (or such other location as is acceptable to the Seller and the Purchaser) or its successors and assigns or such other financial institution as is acceptable to the Seller and the Purchaser.

            "Escrow Agreement" means the escrow agreement in the form of Exhibit B to this Agreement (with such changes as may be required by the Escrow Agent that are reasonably acceptable to the Purchaser and the Seller), which agreement shall be entered into on or prior to the Closing Date by the Seller, the Purchaser and the Escrow Agent.

            "Escrow Amount" has the meaning specified in Section 2.3(c) of this Agreement.

            "Excluded Assets" means (i) the corporate seal, articles of incorporation, minute books and stock books, and the tax returns and the related financial records and working papers of the Seller, (ii) the rights of the Seller under the Acquisition Documents, (iii) all of the


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automobiles owned by the Seller (including, without limitation, the 1991 Porsche
928 and the 1999 Range Rover, (iv) all of the bank, investment and other accounts of the Seller (including, without limitation checking account #0071208155 held at Fleet Bank branch located in Fairfield, Connecticut, business checking account #43352882 held at Citibank N.A., Inc. branch located in Stamford, Connecticut, cash reserve account #02132427 held at Citibank N.A., Inc. branch located in Stamford, Connecticut), (v) all of the loans made by the Seller to, and all promissory and other notes to the Seller from, the Stockholders, their families, friends and affiliates, all of the inter-company loans of the Seller, and all of the loans by the Seller to its employees (including, without limitation, the loans set forth on Schedule 1.1(b) to this Agreement), (vi) all casualty, liability and other insurance policies maintained by or on behalf of the Seller and rights thereunder, including any insurance proceeds related to any Excluded Assets or Excluded Liabilities, and (vii) any cash retained by the Seller or distributed to Stockholders on the Closing Date pursuant to Section 2.4 of this Agreement.

            "Excluded Liabilities" means any and all Liabilities of the Seller other than the Assumed Liabilities. The Excluded Liabilities shall include, without limitation, (i) any subordinated debt of the Seller, (ii) any Liabilities of the Seller relating to any of its pension and retirement plans that are not being transferred to the Purchaser, (iii) all of the Seller's Tax Liabilities that are due and payable, or that are attributable to a period, prior to the Closing Date other than accrued and unpaid employee withholding taxes and sales taxes that are not past due, (iv) all of the Seller's Liabilities related to or arising from the Seller not qualifying to do business in the States of New Jersey and New York; and (v) all of the Seller's legal and accounting fees incurred in connection with the Acquisition.

            "Financial Statements" has the meaning given to it in Section 3.3 of this Agreement.

            "Fixed Assets" means all tools, dies, equipment and furniture (including office equipment and office furniture), machinery, motor vehicles, fixtures and other assets owned, leased or used by the Seller, including, without limitation, all buildings, land and equipment leased by the Seller; provided, however, that Fixed Assets shall not include any inventory, accounts receivable, intellectual property, books and records, intangible assets, Contracts, real property, causes of action or claims, cash, deposits, investments or supplies of the Seller.

            "Forfeited Payment" has the meaning specified in Section 2.3(e) of this Agreement.

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state or local.


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            "Hazardous Substances or Wastes" means any substance that (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

            "Indemnification Threshold" has the meaning specified in Section 9.4 of this Agreement.

            "Indemnified Party" has the meaning specified in Section 9.3(a) of this Agreement.

            "Indemnifying Party" has the meaning specified in Section 9.3(a) of this Agreement.

            "Indemnity Notice Period" has the meaning specified in Section 9.3(a) of this Agreement.

            "Installment Payment" has the meaning specified in Section 2.3(c) of this Agreement.

            "Initial Share Allotment" has the meaning specified in Section 2.3(b) of this Agreement.

            "Intellectual Property" means (i) patents, patent applications, patent disclosures, industrial designs and inventions (whether or not patentable and whether or not reduced to practice), (ii) registered and unregistered trademarks, service marks, domain names, licenses, logos, sales materials and trade names, (iii) registrations, applications and renewals of any of the foregoing, (iv) trade secrets, confidential information, know-how, customers, software, formulae, manufacturing and production processes and techniques, mask works, research and development information, product designations, quality standards, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, and (v) license agreements and sub-license agreements to and from third parties relating to any of the foregoing.

            "Interim Financial Statements" has the meaning specified in Section
3.3 of this Agreement.

            "IPO" has the meaning specified in Section 2.3(b) of this Agreement.

            "Laws" means laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

            "Leased Premises" has the meaning specified in Section 3.7 of this Agreement.


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            "Liabilities" means debts, liabilities, obligations, duties, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured.

            "Liens" means any security interest, lien, mortgage, pledge, restriction, equitable interest or encumbrance of any nature.

            "Minimum Price" has the meaning specified in Section 2.3(j)(i) of this Agreement.

            "Notice of Disagreement" has the meaning specified in Section 2.3(k) of this Agreement.

            "Obligation Shortfall" has the meaning specified in Section 2.3(g) of this Agreement.

            "Parent" means The Pietrafesa Corporation, a Delaware corporation.

            "Parent Guarantee" means the subordinated guarantee of the Purchaser's obligations under Article IX of this Agreement, which guarantee shall be made by the Parent pursuant to a guarantee that is in the form of Exhibit E to this Agreement.

            "Parties" means both the Seller and the Purchaser and "Party" means either the Seller or the Purchaser.

            "Payoff Amount" has the meaning specified in Section 2.3(j) of this Agreement.

            "Permitted Liens" means all Liens securing any loan made by Finova Capital Corp. to the Seller or any other obligation of the Seller to Finova Capital Corp. and all Liens set forth on Schedule 1.1(d).

            "Person" means any natural person, corporation, business trust, joint venture, association, company, firm, partnership, or other entity or government or Governmental Authority.

            "Pivot Rules Assignment and Assumption Agreement" means the Pivot Rules assignment and assumption agreement in the form of Exhibit F to this Agreement, which agreement shall be entered into on or prior to the Closing Date by Klearknit Sales, Inc. and the Purchaser

            "Postponed Payment" has the meaning specified in Section 2.3(e) of this Agreement.

            "Pre-Closing Income Statement" has the meaning specified in Section 2.5(a) of this Agreement.


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            "Pre-Closing Taxes" means the amount equal to the product of the
Effective Tax Rate and the Pre-Closing Taxable Income.

            "Pre-Closing Taxable Income" means the aggregate amount of the net taxable income of the Seller as passed through to the stockholders of the Seller in accordance with Subchapter S of the Code for the period commencing on January 1, 1999 and ending on (and including) the Closing Date, excluding any gains or losses recognized by the Seller as a result of the consummation of the transactions contemplated by this Agreement.

            "Pre-Tax Income" has the meaning specified in Section 2.3(c) of this Agreement.

            "Pre-Tax Income Report" has the meaning specified in Section 2.3(k) of this Agreement.

            "Pre-Tax Income Target" has the meaning specified in Section 2.3(c) of this Agreement.

            "Projected Pre-Closing Taxable Income" means the net income of the Seller for the period commencing on January 1, 1999 and ending on (and including) the Closing Date as projected in the 1999 Business Plan and excluding any gains or losses recognized by the Seller as a result of the consummation of the transactions contemplated by this Agreement; provided, however, that if the Closing Date occurs on any day other than the last day of a month, "Projected Pre-Closing Taxable Income" shall mean the sum of (i) the income of the Seller for the period commencing on January 1, 1999 and ending on (and including) the last day of the month immediately preceding the month in which the Closing Date occurs as projected in the 1999 Business Plan, plus (ii) the product of (x) the income of the Seller for the month in which the Closing Date occurs as projected in the 1999 Business Plan and (y) a fraction, the numerator of which shall be equal to the number of days from the start of the month in which the Closing Date occurs until (and including) the Closing Date and the denominator of which shall be equal to the number of days in the month in which the Closing Date occurs.

            "Projected Pre-Closing Taxes" means the amount equal to the product of the Effective Tax Rate and the Projected Pre-Closing Taxable Income.

            "Proposed Business Plan" has the meaning specified in Section 8.6.

            "Purchase Price" has the meaning specified in Section 2.3(a) of this Agreement.

            "Purchaser" means Windsong Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of the Parent.

            "Purchaser's Accountant" means Ernst & Young, LLP.

            "Purchaser's Board" has the meaning specified in Section 2.3(c) of this Agreement.

            "Purchaser Indemnitees" has the meaning specified in Section 9.1 of this Agreement.

            "Purchaser Material Adverse Effect" means a material adverse effect on the business, operations, assets, properties, liabilities, obligations, condition (financial or otherwise) or results of operations of the Purchaser.

            "Purchaser Material Asset" has the meaning specified in Section 2.3(j) of this Agreement.

            "Purchaser Note" means the contingency promissory note of the Purchaser payable to the Seller, dated as of the date of this Agreement, which note shall be the form of Exhibit H to this Agreement.

            "Receivables" has the meaning specified in Section 3.22 of this Agreement.

            "Review Period" has the meaning specified in Section 2.3(k) of this Agreement.

            "RCRA " means the Resource Conservation and Recovery Act, 42 U.S. C. ss.6901 et seq.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller" means Windsong, Inc., a Connecticut corporation.

            "Seller's Accountant" means Weissbarth, Altman & Michaelson, LLP.

            "Seller Indemnitees" has the meaning specified in Section 9.2 of this Agreement.

            "Seller Material Adverse Effect" means a material adverse effect on the business, operations, assets, properties, liabilities, obligations, condition (financial or otherwise) or results of operations of the Seller.

            "Seller Note" means the contingency promissory note of the Seller payable to the Purchaser, dated as of the date of this Agreement, which note shall be in the form of Exhibit I to this Agreement.

            "Stockholder Guarantee" means the guarantee of the Seller's obligations under Article IX of this Agreement, which guarantee shall be made by the Stockholders, jointly and severally, pursuant to a guarantee that is in the form of Exhibit D to this Agreement.

            "Stockholders" means Joseph Sweedler, William Sweedler, David Sweedler and Alan Rummelsburg.

            "Subordinated Debt Repayment Amount" means $1,501,535.87.

            "Target Date" has the meaning specified in Section 2.3(c) of this Agreement.

            "Tax" or "Taxes" means (i) all forms of taxation, charges, levies or other assessments, whether direct or indirect and whether levied by reference to net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding (whether with respect to receipts or payments), payroll, privilege, employment, including benefits or cost of benefits provided or deemed by applicable law to be provided to employees, excise, severance, capital gains, transfer gains, stamp, occupation, premium or similar tax measured by insurance premiums, real and personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and any interest or any penalty, addition to tax or additional amount, imposed by any Taxing Authority, (ii) any Liability, whether to a Taxing Authority or pursuant to an agreement with or legal obligation to any Person, for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this definition as a result of an obligation to indemnify any other Person.

            "Tax Returns" means, with respect to any Person, all of the returns, declarations, reports, estimates, information returns and statements required to be filed with or supplied to any Taxing Authority in connection with any Taxes payable by such Person.

            "Taxing Authority" means a Governmental Authority responsible for and having requisite jurisdiction with respect to the imposition of Taxes.

                                   ARTICLE II
                         SALE AND PURCHASE OF THE ASSETS

      Section 2.1 Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Roberts, Sheridan & Kotel, a Professional Corporation, 12 East 49th Street, New York, New York, on the Closing Date at 10:00 a.m., New York time, on the date on which the IPO is consummated or at such other time or place as the Parties may mutually agree. The day on which the Closing actually occurs is referred to in this Agreement as the "Closing Date."

      Section 2.2 Assets To Be Transferred. Subject to the terms and conditions of this Agreement, in consideration for the payment of the Purchase Price to the Seller, the Seller hereby agrees to sell, convey, transfer, assign and deliver the Acquired Assets to the Purchaser, and the Purchaser hereby agrees to purchase and acquire the Acquired Assets from the Seller, on the Closing Date (the "Acquisition").

      Section 2.3 Payment of Purchase Price. (a) The total amount payable to the Seller for the Acquired Assets shall be up to, but shall not exceed, $48,000,000, which shall be payable in cash and stock as, when and to the extent provided in this Section 2.3 as adjusted by Section 2.5 of this Agreement.

            (b) On the Closing Date, the Purchaser shall pay $26,000,000 of the Purchase Price as follows:

            (i) the Purchaser shall pay the Seller $22,000,000 in immediately available funds by wire transfer to the account or accounts designated by the Seller; and

            (ii) the Purchaser shall deliver to the Seller the number of shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), of the Parent equal to the quotient of $4,000,000 divided by the initial public offering price per share of Class A Common Stock (such shares, the "Initial Share Allotment") in the initial public offering of Class A Common Stock (the "IPO"); provided that the number of such shares that are registered in the IPO shall not be less than the quotient of $700,000 divided by the initial public offering price per share of Class A Common Stock in the IPO (and such registration shall be maintained for at least thirteen (13) months). The Seller agrees that it shall not sell, assign or transfer the Initial Share Allotment to any Person other than
      (1) its stockholders or their immediate family at any time to the extent permitted by applicable securities laws and regulations, or (2) by operation of law, or (3) except as follows: (A) up to 10% of the Initial Share Allotment on or after the date which is six months after the Closing Date, (B) up to 30% of the Initial Share Allotment on or after the date which is 12 months after the Closing Date, (C) up to 42.5% of the Initial Share Allotment on or after the date that is 15 months after the Closing Date, (D) up to 55% of the Initial Share Allotment on or after the date that is 18 months after the Closing Date, (E) up to 67.5% of the Initial Share Allotment on or after the date that is 21 months after the Closing Date, (F) up to 80% of the Initial Share Allotment on or after the date that is 24 months after the Closing Date, (G) up to 92.5% of the Initial Share Allotment on or after the date that is 27 months after the Closing Date, and (H) up to 100% of the Initial Share Allotment on or after the date that is 30 months after the Closing Date.

            (c) In addition, subject to the terms of this Section 2.3, the Purchaser shall pay the Seller up to, but not more than, $22,000,000 in cash and stock in accordance with the terms of this Section 2.3, which shall be payable in installments (each such installment, an "Installment Payment") during the period commencing on the Closing Date and ending on December 31, 2004 (the last day of each calendar year for which an Installment Payment is payable is referred to in this Agreement as a "Target Date"). The maximum amount of the Installment Payment that is payable with respect to each year is set forth in the table below, the full amount of which shall be payable if the Pre-Tax Income of the Purchaser for such year equals or exceeds the amount of the pre-tax income target for such year (each such target, a "Pre-Tax Income Target"); provided, however, that if the Purchaser achieves less than 100% of the Pre-Tax Income Target for any year, all or part of the Installment Payment payable with respect to such year shall be deferred or forfeited as set forth in Section 2.3(e) in this Agreement. The Pre-Tax Income of the Purchaser and the Pre-Tax Income Targets for any year shall be adjusted as and to the extent required by the terms of this Agreement. The Pre-Tax Income Targets and the Installment Payments payable with respect to each year is set forth below:

            Target Date             Pre-Tax Income Target   Installment Payment
            -----------             ---------------------   -------------------

          December 31, 1999             $ 6,275,000            $ 7,500,000*
          December 31, 2000               6,575,000              1,500,000
          December 31, 2001               7,000,000              2,700,000
          December 31, 2002               7,475,000              2,800,000
          December 31, 2003               7,975,000              3,700,000
          December 31, 2004               8,375,000              3,800,000

* (i) $6,500,000 in cash, and (ii) the number of shares of Class A Common Stock equal to $1,000,000 divided by the average of the closing price of Class A Common Stock for the 20 trading days preceding such payment, as reported in The Wall Street Journal.

      For purposes of this Agreement, the term "Pre-Tax Income" means income before amortization of goodwill and taxes and any other amortization or depreciation attributable to any increase in the value of the Acquired Assets as a result of the Acquisition (including, without limitation, all deferred charges). The Pre-Tax Income of the Purchaser shall be determined in accordance with (i) GAAP consistently applied as adjusted pursuant to the terms of this Agreement, (ii) this Agreement, and (iii) Schedule I to this Agreement if the Purchaser does not have its own credit line or Schedule IA to this Agreement if the Purchaser does have its own credit line; provided, however, that if the Purchaser does not have its own credit line, the interest expense charged to the Purchaser by the Parent for purposes of calculating Pre-Tax Income shall not exceed the interest expense that the Purchaser would have incurred under the Seller's credit line as of the date of this Agreement (or, if such credit line is subsequently modified or replaced with a separate line of credit after the date of this Agreement, the interest expense that the Purchaser would have incurred under such modified or replacement line of credit); provided further, however, that in the event of any inconsistencies or conflicts between this Section and Schedule I or Schedule IA, the provisions of Schedule I or Schedule IA shall govern and control. The Pre-Tax Income of the Purchaser for the period commencing on January 1, 1999 and ending on the Closing Date shall be calculated on a pro forma basis in accordance with GAAP consistently applied by the Seller prior to the Acquisition and as adjusted pursuant to the terms of this Agreement to give effect to the Acquisition as of January 1, 1999; provided, however, that the calculation of the Purchaser's Pre-Tax Income for any period shall not include any fees, costs, expenses or liabilities paid or incurred by (A) the Seller with respect to or in connection with (i) its pension and retirement plans that are being maintained, frozen or terminated by the Seller and not being transferred to the Purchaser, (ii) its subordinated debt, (iii) obtaining the Consents (including, without limitation, any payments made by or on behalf of the Seller to obtain the consent of the transfer of the Colours/Alexander Julian license to the Purchaser), and (iv) the Acquisition Agreements and the consummation of the transactions contemplated thereby, including any fees paid to Finova Capital Corporation with respect to the termination, renewal or transfer of the working capital facility (and the reasonable fees and expenses incurred with respect to any such renewal or transfer), or (B) the Purchaser, the Parent or any of their subsidiaries or other affiliates prior to, or in connection with, or as a result of, the Acquisition (including any success fee or other amounts payable to Finova Capital Corporation as a result of the Acquisition, the payment of which shall not be included in the calculation of any Pre-Tax Income, but excluding all other Assumed Liabilities, if any, that have not reduced the Pre-Tax Income of the Seller, the payment of which shall be included in the calculation of the Purchaser's Pre-Tax Income if and to the extent required by GAAP consistently applied by the Seller prior to the Acquisition); provided further, however, that the Pre-Tax Income of the Purchaser shall be reduced by the Royalty Payments (as defined in the Pivot Rules Assignment and Assumption Agreement), other commission fees paid by the Purchaser to Klearknit Sales, Inc., commissions paid by the Purchaser to Mr. William Roberti, and commissions paid by the Purchaser to Pivot Rules, Inc., all as made pursuant to the terms of the Pivot Rules Assignment and Assumption Agreement, and payments made by the Purchaser to the JHE Foundation, if and to the extent such payments and commissions would not otherwise reduce the Purchaser's Pre-Tax Income under GAAP consistently applied. Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the gains, losses or liabilities resulting from the Acquisition (including, without limitation, any tax liabilities) shall be included in the calculation of any Pre-Tax Income. In calculating the Pre-Tax Income of the Purchaser for purposes of determining whether a Pre-Tax Income Target for any year has been achieved, the Purchaser will, for accounting purposes, be treated as an independent and separate business unless otherwise provided (and then only to the extent expressly provided) in this Agreement. All disputes between the Seller and the Purchaser with respect to the amount of the Pre-Tax Income of the Purchaser during any period (including, without limitation, the Pre-Tax Income for 1999 calculated on a pro forma basis and the amount of any adjustments required to be made to such Pre-Tax Income pursuant to this Agreement), and all disputes relating to any adjustment to the Pre-Tax Income Targets required by this Agreement, shall be resolved by binding arbitration as set forth in Section
11.10 of this Agreement, and the Parties shall act in good faith to resolve all such disputes as expeditiously as practicable.

            To secure the payment of the amount of the Installment Payment, if any, that becomes due and payable to the Seller for the year ended December 31, 1999, the Purchaser shall deposit $4,250,000 (the "Escrow Amount") with the Escrow Agent pursuant to the terms of the Escrow Agreement on or prior to the Closing Date. If the pro forma Pre-Tax Income of the Purchaser for the year ended December 31, 1999 (as calculated and adjusted in accordance with this Section 2.3) is less than $6,275,000, the Purchase Price will be reduced by a multiple of 7.649 times the amount of the short fall, in which case (i) the first $5,000,000 of such reduction shall be applied against the Installment Payment payable to the Seller with respect to 1999, and (ii) the balance, if any, of such reduction shall be spread proportionately over the balance of the remaining Installment Payments.

            (d) In the event that Philip E. Cohen owns, directly or indirectly, less than a majority of the voting securities of the Parent other than as a result of death or total and permanent disability (such event, a "Change of Control"), the present value of all Installment Payments not yet due and payable, and all Deferred Payments and all Postponed Payments, shall immediately become due and payable to the Seller. The discount factor used to calculate the present value of any such Installment Payments shall be the then current borrowing rate of the Purchaser's working capital facility or, if there is none, the then current borrowing rate of the Parent's working capital facility.

            (e) Subject to the terms and conditions of this Agreement, the Installment Payment payable with respect to each year shall occur not later than 90 days after the Target Date for such year. No Installment Payment shall be paid to the Seller with respect to any year in which the Pre-Tax Income of the Purchaser is less than 60% of the Pre-Tax Income Target for such year (each such Installment Payment, a "Forfeited Payment"). Subject to the provisions of
Section 2.3(i) of this Agreement, the payment of the Installment Payment payable with respect to any year shall be postponed for five years from the Target Date for such year if the Pre-Tax Income of the Purchaser for such year is 60% or more but less than 80% of the Pre-Tax Income Target for such year (each such postponed Installment Payment, a "Postponed Payment"). Subject to the provisions of Section 2.3(i) of this Agreement, the payment of 50% of the Installment Payment payable with respect to any year shall be deferred for five years from the Target Date for such year if the Pre-Tax Income of the Purchaser for such year is 80% or more but less than 100% of the Pre-Tax Income Target for such year (each such deferred Installment Payment, a "Deferred Payment"), and the remaining 50% of such Installment Payment shall be payable to the Seller within 90 days of the Target Date for such year. Subject to the provisions of Section 2.3(i) and Section 11.10 of this Agreement, 100% of the Installment Payment payable with respect to any year in which the Pre-Tax Income of the Purchaser for such year is 100% or more of the Pre-Tax Income Target for such year shall be payable to the Seller within 90 days of the Target Date for such year.

            (f) If the Purchaser claims that the Seller has breached a contractual obligation to the Purchaser under this Agreement in any material respect, the amount of damages reasonably claimed by the Purchaser with respect to such breach may be withheld from any Installment Payment, Postponed Payment or Deferred Payment that is then due and payable; provided, however, that the amount withheld shall in no event exceed the maximum amount for which the Seller could be liable to the Purchaser with respect to such claim under the indemnification provisions set forth in Article IX of this Agreement; provided further that any amount withheld by the Purchaser pursuant to this Section 2.3(f) shall be immediately deposited into an escrow account with the Escrow Agent pending the resolution of such claim pursuant to an escrow agreement that is in form and substance substantially similar to the Escrow Agreement with such changes as may be required by the Escrow Agent that are reasonably acceptable to the Seller and the Purchaser. Any such claim shall be resolved by binding arbitration as set forth in Section 11.10 of this Agreement, and the Parties shall act in good faith to resolve all such disputes as expeditiously as possible. Immediately upon the resolution of any such claim, the amount owed to the Seller (if any) shall be paid to the Seller, and the remainder of the withheld amount (if any) shall be paid to the Purchaser. Interest earned on any amount deposited into an escrow account pending resolution of any such claim shall be allocated between the Purchaser and the Seller in the same proportion as the escrowed amount is allocated between them.

            (g) At the option of the Purchaser, any Installment Payment, Postponed Payment or Deferred Payment for any year commencing on or after January 1, 2001 may be paid with shares of Class A Common Stock if, and only if, such shares are then freely transferable by the Seller and its designees without any legal or contractual restriction. With respect to any Installment Payment, Postponed Payment or Deferred Payment paid with shares of Class A

Common Stock, the following shall apply:

                  (i) the number of shares issued to the Seller in respect of any Installment Payment, Postponed Payment or Deferred Payment shall not exceed the average daily trading volume of shares of Class A Common Stock in the preceding 90 trading days, it being understood and agreed that if no shares of Class A Common Stock are traded on any one or more of the preceding 90 trading days, the volume of shares traded for such day(s), which is zero (0), will still be included for such day(s) in calculating the average trading volume of shares of the Class A Common Stock for such 90 trading day period;

                  (ii) all shares issued and delivered to the Seller as payment of any Installment Payment, Postponed Payment or Deferred Payment (except with respect to shares issued and delivered to the Seller as an Additional Stock Payment pursuant to clause (iii) of this Section 2.3(g)) shall be valued at the average of the closing price of Class A Common Stock for the 20 trading days preceding such payment as reported in The Wall Street Journal;

                  (iii) in the event that the Seller sells all of the Class A Common Stock paid to it with respect to any Installment Payment, Postponed Payment or Deferred Payment within five (5) Business Days after its receipt of such shares and such sale results in gross cash proceeds, less reasonable brokerage fees, to the Seller that are less than the amount of such Installment Payment, Postponed Payment or Deferred Payment (such difference, the "Obligation Shortfall"), the Purchaser shall promptly (but in no event later than three (3) Business Days) either (x) pay the Obligation Shortfall to the Seller in cash, or (y) cause the issuance to the Seller of an additional number of shares of Class A Common Stock (an "Additional Stock Payment") equal to the quotient of the Obligation Shortfall divided by the average of the closing price of Class A Common Stock for the 20 trading days preceding such payment as reported in The Wall Street Journal, and if the gross cash proceeds, less reasonable brokerage fees, paid to the Seller from the sale of the Additional Stock Payment are less than the amount of such Obligation Shortfall, the Purchaser shall either pay the Seller the amount of such short fall in cash or cause the issuance of additional shares to the Seller until the gross cash proceeds, less reasonable brokerage fees, paid to the Seller from the sale of all such shares equals the full amount of such Installment Payment, Postponed Payment or Deferred Payment; and

                  (iv) the Purchaser represents and warrants that all shares of Class A Common Stock issued to the Seller pursuant to the preceding clauses (i), (ii) or (iii) of this Section 2.3(g) shall be freely transferable by the Seller and its designees without any legal or contractual restriction.

            (h) Unless otherwise agreed to by the Advisory Board, (i) if the Purchaser is required, directly on indirectly, by its board of directors or stockholders to sell, transfer or otherwise convey any license or other material asset (it being agreed that any asset that generates more than $10,000 of revenues during any year shall be a material asset) of the Purchaser to any entity that is controlled, directly on indirectly, by the Parent, then all income and reasonable expenses attributable to each such license and asset shall be deemed to have been earned or incurred, as the case may be, by the Purchaser for purposes of calculating the Pre-Tax Income of the Purchaser, (ii) if the Purchaser is required, directly on indirectly, by its board of directors or stockholders to incur any material expenditure or liability (it being agreed that any expenses and/or liabilities that exceed $10,000 in the aggregate during any fiscal year shall be material) not in the ordinary course of its business consistent with the strategic annual business plan of the Purchaser then in effect developed by the Advisory Board and approved by the Purchaser's Board (as such strategic annual business plan is modified by the Advisory Board and then approved by the Purchaser's Board in connection with any quarterly review of such strategic annual business plan), such expenditures and liabilities (and any associated revenues) shall be excluded from the calculation of the Purchaser's Pre-Tax Income, and/or (iii) if the Purchaser is required, directly or indirectly, by its board of directors or stockholders to enter into a joint venture or partnership, or acquire a new business, a subsidiary or any material asset (including, without limitation, the capital stock or any other equity interest of any other Person), or is merged, consolidated or otherwise combined with another entity and the surviving entity is controlled by the Parent, the Purchaser's business prior to such joint venture, partnership, acquisition, merger, consolidation or other business combination shall be treated as an independent and separate business for purposes of calculating the Pre-Tax Income of the Purchaser; provided, however, that if any of the forgoing transactions is approved by the Advisory Board, the revenues and expenses resulting from, and all of the fees, costs and expenses incurred by the Purchaser in connection with, such transaction shall be included in the calculation of the Purchaser's Pre-Tax Income from and after the effective date of such transaction in accordance with GAAP consistently applied on a consolidated basis as adjusted pursuant to this Agreement. In addition, unless consented to by the Advisory Board, all of the fees, costs, expenses and liabilities incurred or paid by, and all of the income earned by, the Purchaser in connection with, or as a result of, any transaction that the Purchaser is required to enter into by its board of directors or stockholders shall not be included in the calculation of the Purchaser's Pre-Tax Income, whether or not any such transaction is consummated. All disputes between the Seller and the Purchaser with respect to any adjustments to the Pre-Tax Income under this
Section 2.3(h) shall be resolved by binding arbitration as set forth in Section 11.10, and the Parties shall act in good faith to resolve all such disputes as expeditiously as practicable.

            (i) In the event that the Purchaser's Pre-Tax Income for any year exceeds the Pre-Tax Income Target for such year, the Seller may elect:

                  (1) to credit such excess amount (or any portion thereof as specified by the Seller) to any one or more of the prior years selected by the Seller for which there was a Postponed Payment or a Deferred Payment (but not a Forfeited Payment) and, if the amount of the Pre-Tax Income of the Purchaser for any such prior year plus the amount of such credit would have equaled the Pre-Tax Income Target for such year, the Postponed and/or Deferred Payment for such year shall, subject to Section 11.10 of this Agreement, become due and payable within 90 days of the Target Date for the year in which such excess amount occurred;

                  (2) if there are no unpaid Postponed Payments or Deferred Payments (or if all of the Postponed and Deferred Payments have become due and payable as a result of a credit of part of such excess to a prior year), to be paid the Advance Percentage of such excess amount (or any part thereof specified by the Seller that has not been credited to a prior year), which shall be credited against the Installment Payment for the December 31, 2004 Target Date, which payment shall become due and payable within 90 days of the Target Date of the year in which such excess occurred. The term "Advance Percentage" shall mean, as of any year, a percentage equal to 1.0 minus the effective tax rate of the Purchaser for such year; and/or

                  (3) to cause the Purchaser to pay the Stockholders in accordance with their employment agreements a bonus equal to 25% of such excess (less any part of such excess that is credited to a prior year) as provided in the Employment Agreements; provided, however, that in calculating such bonus the amount of such excess shall be reduced by the product of (a) the amount of such excess, if any, credited to the Installment Payment for the December 31, 2004 Target Date pursuant to the preceding clause (2) of this Section 2.3(i), and (b) a fraction, the numerator of which shall be equal to 1.0 and the denominator of which shall be equal to the Advance Percentage for such year. Therefore, for example, if the excess Pre-Tax Income for any year was $1,000,000 and the effective tax rate was 40% and the Seller elected to credit 50% of such excess to the Installment Payment for the year ending December 31, 2004, then (x) $300,000 would be paid to the Seller and credited to such Installment Payment ($500,000 x 60%), and (y) the Stockholders would be paid an aggregate bonus of $125,000 [25% x ($1,000,000 minus the product of $300,000 and 1/.60) = 25% x ($1,000,000 minus $500,000)].

            (j) Unless otherwise consented to by the Advisory Board, if a majority of the outstanding or voting capital stock of the Purchaser, or any one or more assets of the Purchaser that generate 50% or more of the revenues of the Purchaser (such asset or assets referred to herein as a "Purchaser Material Asset"), is sold, transferred or otherwise conveyed to one or more Persons (other than entities controlled, directly or indirectly, by the Parent) in one or more transactions on or prior to December 31, 1999, all of the Installment Payments shall become due and payable on the date of such sale, transfer or conveyance. Unless otherwise consented to by the Advisory Board, if a majority of the outstanding or voting capital stock, or any Purchaser Material Asset is sold, transferred or otherwise conveyed to one or more Persons (other than entities controlled, directly or directly, by the Parent) in one or more transactions after December 31, 1999, the Payoff Amount shall become due and payable on the date of such sale, transfer or conveyance; provided, however, that if any of the consideration payable with respect to any such sale, transfer or conveyance is deferred, all of the cash payable with respect to such sale, transfer or conveyance shall be paid to the Seller as and when received by the Parent and/or its Affiliates until the Payoff Amount has been paid in full (and, if the deferred consideration is accruing interest, the Payoff Amount shall accrue interest at the same rate). The term "Payoff Amount" means:

            (i) if the Minimum Price (as defined below) is equal to or greater than $48,000,000, the Payoff Amount shall equal the present value of all unearned and unpaid Installment Payments plus the aggregate amount of all Deferred Payments and all Postponed Payments. The term "Minimum Price" shall mean an amount equal to the product of 7.649 and the average annual Pre-Tax Income of the Purchaser for each full fiscal year since January 1, 1999 (including the pro forma Pre-Tax Income of the Purchaser for the year ending December 31, 1999 (as calculated in accordance with Section 2.3 of this Agreement), it being acknowledged and agreed that the Pre-Tax Income of the Purchaser for any partial fiscal year shall not be included in the calculation of the Minimum Price. The present value of any Installment Payments shall be determined using a discount factor equal to the then current borrowing rate of the Purchaser under its working capital facility or, if there is none, the then current borrowing rate of Parent under its working capital facility.

            (ii) if the Minimum Price is less than $48,000,000, the Purchaser shall pay to the Seller an amount equal to the Minimum Price less the aggregate amount of the Purchase Price previously paid to the Seller and all Forfeited Payments.

            (iii) in the event that there are two consecutive years of Forfeited Payments, the Parent may elect, but shall not be required, to liquidate the Purchaser's business without any obligation to the Seller other than the immediate payment of all earned but unpaid Installment Payments (including all Deferred Payments and all Postponed Payments); provided, however, that the sale, transfer or conveyance of a Purchaser Material Asset to one or more Persons (other than entities controlled, directly or indirectly, by the Parent) in one or more transactions shall be governed by clause (i) or (ii) of this Section 2.3 (j), as applicable. In the event that the Parent elects to liquidate the Purchaser's business, (x) the Seller shall have a right of first offer to purchase the assets of the Purchaser upon the terms and conditions offered by the Purchaser in accordance with the procedures set forth on Schedule 2.3(j)(iii) to this Agreement, and (y) the Employment Agreements shall terminate and be of no further force or effect (including, without limitation, any agreements not to compete).

            In the event that any asset or group of assets of the Purchaser (other than an asset disposed of in the ordinary course of business as a result of obsolescence, wear and tear, or no longer being useful to the business) is sold, transferred or otherwise conveyed to one or more Persons (other than entities controlled by the Parent) in one more transactions, all of the remaining Pre-Tax Income Targets shall be reduced by the greater of (i) the amount of Pre-Tax Income attributable to each such asset in the strategic annual business plan in effect for the year in negotiations for such sale, transfer or conveyance began, or (ii) the amount of Pre-Tax Income attributable to each such asset in the strategic annual business plan in effect for the year in which such sale, transfer or conveyance occurs. In the event that the Purchaser acquires a material asset after the Pre-Tax Income Targets have been reduced pursuant to this paragraph, the Pre-Tax Income Target for the year in which such asset is acquired, and each year thereafter during which such asset is owned by the Purchaser, shall be increased by the actual Pre-Tax Income attributable to such asset during such year; provided, however, that the Pre-Tax Income Target for any year shall not exceed the original Pre-Tax Income Targets for such year as set forth in Section 2.3(c) of this Agreement under any circumstances. All disputes between the Seller and the Purchaser with respect to any adjustments to the Pre-Tax Income Targets under this Section 2.3(j) shall be resolved by binding arbitration as set forth in Section 11.10 of this Agreement, and the Parties shall act in good faith to resolve all such disputes as expeditiously as practicable.

            (k) Within ninety (90) days after the end of each of the Purchaser's 1999 through 2004 fiscal years (each of which shall be a calendar year), the Purchaser shall prepare and deliver to the Seller financial statements for the Purchaser for such year prepared in accordance with GAAP consistently applied on an unconsolidated basis (unless the Purchaser has acquired the capital stock or other equity interest of another Person pursuant to a transaction approved by the Advisory Board, in which the financial results of the Purchaser and each such Person shall be included in such financial statements on a consolidated and consolidating basis in accordance with GAAP consistently applied), together with a statement of the Purchaser's Accountant or the chief financial officer of the Parent that concurs with the accuracy of the financial information set forth on such Pre-Tax Income Report and a statement setting forth the Purchaser's Pre-Tax Income for such year as adjusted pursuant to the terms of this Agreement (each such statement, a "Pre-Tax Income Report"), which shall set forth the calculation of such Pre-Tax Income in reasonable detail. During the forty-five
(45) day period following the Seller's receipt of any Pre-Tax Income Report, the Seller shall be permitted to review, or have its accountants, financial advisors, counsel or other representatives review, all relevant working papers and books and records of the Purchaser relating to such Pre-Tax Income Report; provided, however, that the Seller may, at its option, extend any such forty-five (45) day period to one hundred and eighty (180) days by giving notice of such extension to the Purchaser prior to the end of such forty-five (45) day period (such 45 day period, as may be extended to 180 days, is referred to as the "Review Period"); provided further, however, that such forty-five (45) day period or one hundred and eighty (180) day period, as the case may be, shall be extended by the number of days, if any, that the Seller or any of its accountants, financial advisors, counsel or other representatives are not provided access to the work papers and books and records of the Purchaser. Each Pre-Tax Income Report shall become final and binding upon the Parties on the day following the Review Period for such Pre-Tax Income Report unless the Seller delivers a written notice of objection thereto together with a statement of the Seller's Accountant or the chief financial officer of the Seller that concurs with the basis of the Seller's objection (a "Notice of Disagreement") to the Purchaser prior to end of such Review Period. The Notice of Disagreement delivered to the Purchaser shall specify in reasonable detail the amount in dispute and the items on the Pre-Tax Income Report disputed, and shall describe in reasonable detail the basis for the Seller's objection. During the 30-day period following the delivery of a Notice of Disagreement pursuant to this
Section 2.3(k), each of the Seller and the Purchaser shall negotiate in good faith to resolve the matters objected to in the Notice of Disagreement. At the end of such 30-day period, if the Seller and the Purchaser have not reached agreement on such matters, the dispute shall be resolved by binding arbitration as set forth in Section 11.10 of this Agreement, and the Parties shall act in good faith to resolve all such disputes as expeditiously as practicable. Promptly after the Purchaser has delivered a Pre-Tax Income Report to the Seller for any year, the Purchaser shall pay to the Seller the amount, if any, of the Installment Payment payable to the Seller based on the calculation of the Pre-Tax Income for such year as set forth in such report. In the event that the Seller subsequently disputes the calculation of the Pre-Tax Income for any year, the Purchaser shall promptly deposit into an escrow account the additional amount, if any, that would be payable to the Seller based on the Seller's calculation of the Purchaser's Pre-Tax Income for such year (the escrow account shall be maintained with the Escrow Agent pending the resolution of such dispute pursuant to an escrow agreement that is in form and substance substantially similar to the Escrow Agreement with such changes as may be required by the Escrow Agent that are reasonably acceptable to the Purchaser and the Seller).

            (l) Except as expressly provided otherwise in Schedule I and
Schedule IA to this Agreement, none of the fees, costs, expenses or liabilities incurred or paid by the Parent or any of its subsidiaries (other than the Purchaser) or other affiliates shall be allocated to the Purchaser or included in the calculation of the Purchaser's Pre-Tax Income for any year. In addition, in the event that the Purchaser enters into any transaction that is not authorized or contemplated by the strategic annual business plan then in effect or approved by the Advisory Board and the Pre-Tax Income of the Purchaser for any fiscal year is reduced in connection with, or as a result of, such transaction, the Pre-Tax Income of the Purchaser for such fiscal year shall be increased by the amount of such reduction for purposes of determining whether the Purchaser has achieved the Pre-Tax Income Target for such year.

      Section 2.4 Additional Excluded Assets. (a) Notwithstanding any other provision to this Agreement to the contrary (including, without limitation, Section 5.2 of this Agreement), in the event that the Projected Pre-Closing Taxes as of the Closing Date exceeds the Subordinated Debt Repayment Amount, then on the Closing Date, immediately prior to the Closing, the Seller may distribute to the Stockholders an amount of cash equal to the amount by which the Projected Pre-Closing Taxes exceed the Subordinated Debt Repayment Amount (all such retained or distributed cash shall be Excluded Assets). To the extent deemed necessary or appropriate by the Seller, any amounts payable to the Seller pursuant to this Section 2.4 may be funded with borrowings under the Seller's working capital facility (which borrowings may be overdrafts and all of which shall be Assumed Liabilities).

            (b) On the Closing Date, the Purchaser shall execute and deliver the Purchaser Note to the Seller pursuant to which the Purchaser shall be obligated to pay the Seller the amount, if any, by which the Pre-Closing Taxes exceed the Projected Pre-Closing Taxes plus interest on such amount at a rate per annum of 10% from the Closing Date until paid in full. Any amount payable to the Seller pursuant to the Purchaser Note shall be paid to the Seller no later than three
(3) Business Days after the Pre-Closing Income Statement has become final pursuant to Section 2.5 of this Agreement.

      Section 2.5 Adjustments to the Purchase Price. (a) In the event that the Subordinated Debt Repayment Amount exceeds the Projected Pre-Closing Taxes as of the Closing Date, then the amount of the Purchase Price payable to the Seller pursuant to Section 2.3 of this Agreement shall be reduced by the amount by which the Subordinated Debt Repayment Amount exceeds the Projected Pre-Closing Taxes.

            (b) On the Closing Date, the Seller shall execute and deliver the Seller Note to the Purchaser pursuant to which the Seller shall be obligated to pay the Purchaser the amount, if any, by which the Projected Pre-Closing Taxes exceed the Pre-Closing Taxes plus interest on such amount at a rate per annum of 10% from the Closing Date until paid in full. Any amount payable to the Purchaser pursuant to the Seller Note shall be paid to the Purchaser no later than three (3) Business Days after the Pre-Closing Income Statement has become final pursuant to this Section 2.5.

            (c) As soon as reasonably practicable after the Closing, but in any event within forty-five (45) days after the Closing Date, the Seller shall deliver to the Purchaser (i) a balance sheet of the Purchaser as of the Closing Date immediately after giving effect to the Closing (the "Closing Date Balance Sheet"), which shall have been prepared in accordance with GAAP consistently applied by the Seller prior to the Acquisition, and (ii) a pre-closing income statement (the "Pre-Closing Income Statement") of the Seller for the period commencing on January 1, 1999 and ending on the Closing Date, which shall, among other things, set forth the calculation of the Pre-Closing Taxable Income. The fees, costs and expenses incurred by the Seller in connection with the preparation of the Closing Date Balance Sheet shall be paid by the Seller; provided, however, that such fees, costs and expenses shall be excluded from the calculation of the Purchaser's Pre-Tax Income.

            (d) The Closing Date Balance Sheet and the Pre-Closing Income Statement shall become final and binding upon the Parties after sixty (60) days following the Purchaser's receipt thereof unless the Purchaser delivers to the Seller a written notice of objection to the Closing Date Balance Sheet or the Pre-Closing Income Statement (a "Dispute Notice") prior to end of such 60-day period. The Dispute Notice shall specify in reasonable detail the amount in dispute and the items on the Closing Date Balance Sheet and/or the Pre-Closing Income Statement being disputed, and such notice shall describe in reasonable detail the basis for the Purchaser's objection. During the 30-day period following the delivery of the Dispute Notice pursuant to this Section 2.5, the Seller and the Purchaser shall negotiate in good faith to resolve the matters objected to in the Dispute Notice. At the end of such 30-day period, if the Seller and the Purchaser have not reached agreement on such matters, the dispute shall be resolved by binding arbitration as set forth in Section 11.10 of this Agreement, and the Parties shall act in good faith to resolve all such disputes as expeditiously as practicable. In the event of any dispute with respect to the Closing Date Balance Sheet and/or the Pre-Closing Income Statement, as the case may be, that requires arbitration pursuant to Section 11.10 of this Agreement, the financial statement in dispute shall become final upon the resolution of such dispute.

      Section 2.6 Assumption of Liabilities. (a) As of the Closing, the Purchaser shall assume and agree to pay, honor and discharge in full when due and payable any and all of the (i) Liabilities reflected on the balance sheet of the Seller as at December 31, 1998 other than the Excluded Liabilities, (ii) Liabilities incurred by the Seller in the ordinary course of business after December 31, 1998, (iii) Liabilities under the working capital facility of the Seller as of the Closing Date and all amounts that become due and payable under, or with respect to, such working capital facility as a result of, or in connection with, the Acquisition (including, without limitation, the Seller's liabilities with respect to overdrafts advanced, and letters of credit outstanding, under such working capital facility and any success or other fees payable to Finova Capital Corporation as a result of the Acquisition), (iv) accrued and unpaid withholding Taxes and sales Taxes that are not past due, (v) unused vacation time that has accrued in 1999 for each employee of the Seller, and (vi) unpaid sick pay that has accrued in 1999 for each employee of the Seller (collectively, the "Assumed Liabilities"). The Seller shall remain liable for, and shall pay as and when due and payable, all of the Excluded Liabilities.

            (b) At the Closing, the Purchaser shall assume all of the Assumed Liabilities by executing and delivering the Assignment and Assumption Agreement to the Seller.

      Section 2.7 Allocation of Purchase Price. The cash payable at the Closing Date, the value of the Initial Share Allotment on the Closing Date and the amount of the Assumed Liabilities that are liabilities for tax purposes shall be allocated to the Acquired Assets in accordance with a schedule to be mutually agreed upon by the Seller and the Purchaser, which schedule shall be attached to this Agreement on the Closing Date as Schedule 2.7. Schedule 2.7 to this Agreement may be amended from time to time in a manner acceptable to the Seller and the Purchaser to reflect the amount of each Installment Payment and any other adjustments made to the Purchase Price after the date of this Agreement pursuant to this Agreement. Each Party agrees to (x) reflect the Acquired Assets upon its books for tax reporting purposes in accordance with Schedule 2.7 to this Agreement, as amended from time to time, and (y) file all tax returns in accordance with and based upon such schedule. The allocation of the Purchase Price made pursuant to this Section 2.7 is intended to comply with the requirements of ss.1060 of the Code.

      Section 2.8 Bulk Sales Law Compliance; Transfer Taxes; Franchise Taxes. The Seller agrees to pay and discharge all claims of creditors (other than the Assumed Liabilities, which shall be paid in full by the Purchaser as and when due and payable) that may be asserted against the Purchaser by reason of the noncompliance of the Seller with the provisions of the bulk sales or transfer laws of any state as a result of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not preclude the Seller from contesting any claims in good faith; provided further, that the Seller agrees to indemnify and hold the Purchaser harmless from and against claims suffered or incurred by the Purchaser by reason of or arising out of the (i) failure of the Seller to pay or discharge any such claims (other than Assumed Liabilities) when due or (ii) the noncompliance with the provisions of any applicable bulk sales or transfer laws. This indemnification provision is not subject to the restrictions and limitations set forth in Article IX of this Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Purchaser as of the date of this Agreement as follows:

      Section 3.1 Good Standing. The Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, (ii) has full power and authority to own, lease and operate its properties and assets and to conduct the Business as it is being conducted, and (iii) except as set forth on Schedule 3.1 to this Agreement, is duly qualified or licensed to do business as a foreign corporation in each of the jurisdictions set forth on such schedule, and (iv) is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions in which such qualification or licensing is required, except for such jurisdictions in which the failure to be duly qualified or licensed would not reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect. The Seller has made available to the Purchaser true, correct and complete copies of its certificate of incorporation and by-laws, as amended as of the date of this Agreement.

      Section 3.2 Authorization. The Seller has full right, authority and power to (i) enter into and deliver the Acquisition Documents to which it is a party,
(ii) to consummate the transactions contemplated by such Acquisition Documents, and (iii) perform its obligations under such Acquisition Documents. The Acquisition Documents to which the Seller is a party have been duly executed and delivered by the Seller, and such Acquisition Documents are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms.

      Section 3.3 Financial Statements. The Seller has provided the Purchaser with a copy of (a) the unaudited balance sheet, and the related unaudited statements of income, retained earnings and cash flow of the Seller as at and for the three-month period ended March 31, 1999 (collectively, the "Interim Financial Statements"), and (b) the audited balance sheets of the Seller as at December 31 in each of the years 1996 through 1998, together with the related statements of income, retained earnings and cash flows for the years ended on such dates, together with the notes thereto (collectively, the "Audited Financial Statements" and together with the Interim Financial Statements, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with GAAP consistently applied, except that the Interim Financial Statements do not contain footnotes or year-end adjustments, and each of the Financial Statements fairly presents the financial position, results of operations and changes in financial position of Seller as at, or for the periods ended on, the dates thereof. Except as set forth on Schedule 3.3 to this Agreement, the Seller has not changed its policy or procedures with respect to its accounting practices since the Balance Sheet Date.

      Section 3.4 Taxes. (a) Except with respect to the Seller's 1998 Tax Return, for which the Seller has filed an extension and has paid all amounts required to have been paid for such year as of the date of this Agreement, the Seller has timely filed, or caused to be timely filed, all Tax Returns required to be filed by the Seller on or prior to the Closing Date, and all such Tax Returns are complete and accurate in all material respects and comply in all material respects with all applicable Laws. The Seller has made available to the Purchaser true, correct and complete copies of all Tax Returns filed by the Seller for each of its past two fiscal years ended December 31, 1997. Except as set forth on Schedule 3.4 to this Agreement, during the last thirty-six (36) months, none of the Seller's Tax Returns have been audited by the United States Internal Revenue Service or any other Governmental Authority, nor is any such audit scheduled or pending. The Seller shall retain any and all rights to claim a refund for any Taxes and the proceeds thereof paid by the Seller.

            (b) The Seller has timely paid and through the Closing Date will have timely paid, all Taxes due and payable on or before the Closing Date. The Seller has, and through the Closing Date will have, established on its books and records reserves that are adequate for the payment of all Taxes attributable to any period (or portion of a period) occurring on or before the Closing Date, but which are not due and payable on or before the Closing Date. The provision for Taxes of the Seller shown on the Balance Sheet are sufficient for the payment of all such Taxes not paid for the period then ended and for all periods prior to the Balance Sheet Date thereto. The provision for employment withholding and payroll taxes made by the Seller through the Closing Date will be adequate to pay all unpaid liabilities for such taxes through the Closing Date and the Seller has, and through the Closing Date will have, within the time and in the manner prescribed, withheld from employees' wages and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over under all applicable Laws.

      Section 3.5 Ownership of Assets. The Acquired Assets are sufficient to operate the Business in the manner in which it is being operated as of the date of this Agreement. Except as set forth on Schedule 3.5 to this Agreement, the Seller has good and marketable title to, or valid leasehold interests in, all of the Acquired Assets, free and clear of all liens other than Permitted Liens.

      Section 3.6 Fixed Assets. Schedule 3.6 to this Agreement sets forth a true, correct and complete list of all Fixed Assets of the Seller that have a book value of more than $1,000 as of the date of this Agreement.

      Section 3.7 Real Property. (a) The Seller does not own any real property.
Schedule 3.7(a)(i) to this Agreement sets forth a true, correct and complete list of each lease for real property executed by or binding upon the Seller as lessee, sub-lessee, tenant or assignee (the "Leased Premises"). Except as set forth on Schedule 3.7(a)(ii) to this Agreement, each such lease is in full force and effect on the date of this Agreement without any default or breach thereof by the Seller or, to the Seller's knowledge, any other party thereto. Except as set forth on Schedule 3.7(a)(iii), no consent of any landlord or any other party is required under any such lease in order to assign each such lease to the Purchaser (or its designee) and to keep such lease in full force and effect after the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. True, correct and complete copies of all leases listed on Schedule 3.7(a)(i) to this Agreement (including all amendments, addenda, waivers and all other binding documents affecting the tenant's rights thereunder) have been delivered to the Purchaser.

            (b) Except as set forth on Schedule 3.7(b)(i) to this Agreement, the Seller has not received any notice from any insurance company that has issued a policy covering any part of any Leased Premises (or by any board of fire underwriters or other body exercising similar functions) that requires or recommends any repairs or work to be done on any part of the Leased Premises. All of the public utilities required for the operation of the Leased Premises in the manner currently operated are installed and operating, and all installation and connection charges have been paid in full or provided for. Except as set forth on Schedule 3.7(b)(ii) to this Agreement, the plumbing, electrical, heating, air conditioning, ventilating and other structural or material mechanical systems in the Leased Premises are in good working order and are adequate for the operation of the business of Seller on the date of this Agreement. Except as set forth on Schedule 3.7(b)(iii) to this Agreement, there are no leaks or other defects in or on the roof, basement or foundation walls of the Leased Premises are in good working order and are adequate for the operation of the business of Seller on the date of this Agreement. Except as provided in the leases for the Leased Premises and except as set forth on Schedule 3.7(b)(iv) to this Agreement, the Seller has not received notice of any assessments, and has no knowledge of any pending assessments, affecting the Leased Premises.

      Section 3.8 Intellectual Property. Schedule 3.8(a) to this Agreement lists of all of the Intellectual Property owned or used by the Seller. Schedule 3.8(b) to this Agreement sets forth a true, correct and complete list of all written and material licenses and arrangements pursuant to which the Seller is permitted to use the Intellectual Property of a third party in the conduct of its Business. No use by the Seller of any Intellectual Property infringes on any Intellectual Property right of any other Person. Except as disclosed in Schedule 3.8(c) to this Agreement, no action, claim, suit or proceeding has been brought against the Seller or, to the knowledge of the Seller, has been threatened against the Seller with respect to any of the Intellectual Property used by the Seller in the Business that challenges the Seller's right to use any such Intellectual Property or that alleges that the Seller infringes any of the Intellectual Property of any other Person. To the knowledge of the Seller, no other Person is infringing on any of the Intellectual Property owned or used by the Seller.

      Section 3.9 Contracts. (a) Schedule 3.9(a) to this Agreement lists all of the contracts described below and to which the Seller is a party (collectively, the "Material Contracts") that are in effect as of the date of this Agreement:

            (i) any lease of real property or any lease of personal property that (x) involves annual rental payments in excess of $10,000 in the aggregate or (y) is not cancelable within 30 days notice without penalty;

            (ii) any royalty, commission, distribution, agency, territorial or license agreement that involve aggregate payments by the Seller of more than $10,000;

            (iii) any employment contract that involves annual payments by the Seller in excess of $50,000;

            (iv) any agreement with any professional person or firm, consultant, independent contractor or advertising firm or agency that involves annual payments by the Seller in excess of $10,000 (excluding payments to legal and accounting advisors in connection with the Acquisition);

            (v) any contract or collective bargaining agreement with any labor union or representative of employees;

            (vi) any contract obligating the Seller to guaranty the payment or performance of the obligations of others that involves an amount in excess of $10,000;

            (vii) any pension, profit sharing, retirement, medical, bonus, incentive, severance, stock option or stock purchase plan or other similar benefit plan in effect with respect to its employees or others;

            (viii) any contract materially limiting the freedom of the Seller to engage in any line of business or to compete with any Person;

            (ix) any license agreement that involves aggregate payments by or to the Seller in excess of $10,000;

            (x) any franchise agreement that involves aggregate payments by or to the Seller in excess of $10,000; and

            (xi) any other Contract that (x) involves aggregate annual payments by or to the Seller in excess of $10,000, or (y) requires performance for over six months and cannot be terminated within thirty (30) days notice without penalty.

      (b) The Seller has delivered or made available to the Purchaser true, correct and complete copies of all of the Material Contracts.

      (c) Except as set forth on Schedule 3.9(c) to this Agreement, each of the Material Contracts to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms and is, to the knowledge of the Seller, a legal, valid and binding obligation of the other parties thereto enforceable against them in accordance with its terms.

      (d) Except as set forth on Schedule 3.9(d)(i) to this Agreement, the Seller is not as of the date of this Agreement, in breach or violation of, or default under, any of the Material Contracts, and no event has occurred thereunder that, with or without the lapse of time or the giving of notice, or both, would constitute a default by the Seller thereunder, except any such breach, violation or default that would not reasonably be expected to result in a Seller Material Adverse Effect. Except as set forth on Schedule 3.9(d)(ii) to this Agreement, to the knowledge of the Seller, no other party is in default under any Material Contract.

      Section 3.10 Customers and Vendors. Schedule 3.10(a) to this Agreement lists (i) the five (5) largest customers of the Seller in terms of revenues during the twelve-month period ended March 31, 1999, showing the approximate total sales by the Seller to each such customer during such period; and (ii) the five (5) largest vendors of the Seller in terms of purchases of goods or services by the Seller during such twelve-month period, showing the approximate total purchases by the Seller from each such vendor during such period. Except as set forth on Schedule 3.10(b) to this Agreement, since the Balance Sheet Date, there has been no material adverse change in the business relationship of the Seller with any customer or vendor named in

Schedule 3.10(a) to this Agreement. Except as set forth on Schedule 3.10(c) to this Agreement, the Seller has not received any written or oral notice, or to the knowledge of the Seller any oral notice, from any existing customer or vendor of the Seller that states that such customer or vendor intends to terminate its business relationship with the Seller.

      Section 3.11 Legal Proceedings. Except as set forth on Schedule 3.11(a) to this Agreement, there are no Actions pending or, to the knowledge of the Seller, threatened against the Seller. Except as set forth on Schedule 3.11(b) to this Agreement, the Seller is not in default with respect to any order, writ, injunction or decree of any Governmental Authority. There is no Action pending or, to the knowledge of the Seller, threatened against or affecting the Seller or the Seller's ability to consummate the transactions contemplated by this Agreement.

      Section 3.12 Orders; Decrees. Except as set forth on Schedule 3.12 to this Agreement, there are no outstanding orders, decrees, injunctions, rulings, decisions, directives, consents, pronouncements or regulations of any court or other Governmental Authority issued against, or binding on, the Seller or the Acquired Assets.

      Section 3.13 Compliance With Law. Except as set forth in Schedule 3.13(a) to this Agreement, the Seller has complied with all Laws applicable to the Seller and the Acquired Assets in all material respects. Schedule 3.13(b) to this Agreement sets forth all of the licenses, permits, consents, approvals, franchises and other authorizations that the Seller has obtained from Governmental Authorities. Except as set forth in Schedule 3.13(c) to this Agreement, the Seller has been granted, and it is in compliance with in all material respects, all of the licenses, permits, consents, approvals, franchises and other authorizations from Governmental Authorities that are necessary for the operation of the Business or the ownership of the Acquired Assets. Except as set forth in Schedule 3.13(d) to this Agreement, the Seller has not received any notice that any of its licenses, permits, consents, approvals, franchises or other authorizations from Governmental Authorities that are necessary for the operation of the Business or the ownership of the Acquired Assets will be revoked, canceled, rescinded or not renewed.

      Section 3.14 Inventory. The inventory (including, without limitation, new product inventory, and work-in-progress) owned by the Seller as of the Closing has been acquired in the ordinary course of the its business. The Seller has good and valid title to the inventory, free and clear of all Liens, except Permitted Liens. The allowance for obsolete and slow moving inventory reflected in the Balance Sheet was determined in accordance with GAAP consistently applied.

      Section 3.15 Capital Projects and Expenditures. All capital projects and capital expenditures (including any leases capitalized in accordance with GAAP consistently applied) that have been committed to or undertaken by the Seller but that have not been fully paid for on the date of this Agreement (in each instance having a cost of $10,000 or more), as well as the terms of any and all financing arranged in connection therewith and details of the payments, if any, to be made after the date of this Agreement with respect to any such capital projects or expenditures, are either (i) described in, or contemplated by, the 1999 Business Plan, or (ii) identified on Schedule 3.15 to this Agreement.

      Section 3.16 Compensation. Schedule 3.16 to this Agreement lists the names, titles, and total annual compensation (including, as separately set forth figures, any bonuses) of all employees, salaried officers and directors of the Seller that earned more than $10,000 in compensation from the Seller in 1998.

      Section 3.17 Environmental Protection. (a) Except as set forth in Schedule 3.17(a)(i) to this Agreement, the Seller has complied in all material respects with all Environmental Laws. Except as set forth in Schedule 3.17(a)(ii) to this Agreement, the Seller has obtained all material permits, licenses, certificates and other authorizations that are required under any Environmental Laws with respect to the operation of the Business and ownership of the Acquired Assets.

            (b) Except as set forth in Schedule 3.17(b) to this Agreement, the Seller is in compliance in all material respects with (x) all permits, licenses and authorizations required, to be obtained by it under any Environmental Laws, and (y) all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (c) Except as set forth in Schedule 3.17(c) to this Agreement, there is no pending or, to the knowledge of the Seller, threatened civil, criminal or administrative Action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter against the Seller.

            (d) Except as set forth in Schedule 3.17(d) to this Agreement, there are no past or present events, conditions, circumstances, activities, practices, incidents, Actions or plans that would cause the Seller to be in violation in any material respect with any Environmental Laws.

      Section 3.18 Employee Benefits. Except as set forth in Schedule 3.18 to this Agreement, the Seller has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "Employee Welfare Benefit Plan" (as defined in
Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, or other plan providing for the welfare of any of the Seller's employees or former employees or beneficiaries thereof, personnel policy (including, without limitation, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including, without limitation, stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract (collectively, the "Employee Benefit Plans"), whether or not written or pursuant to a collective bargaining agreement, that could give rise to or result in the Seller having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Copies of all of the Seller's Employee Benefit Plans have been made available to the Purchaser and the Seller's Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with all applicable Laws.

      Section 3.19 Approvals. Schedule 3.19 to this Agreement sets forth each material authorization, approval, order, license, permit, franchise and Consent that is required to be obtained by the Seller in connection with the execution, delivery and performance of the Acquisition Documents. Except as set forth on
Schedule 3.19 to this Agreement, no authorization, approval, order, license, permit, franchise or Consent is required to be obtained by the Seller, and no registration, declaration or filing with any Governmental Authority or any other Person is required to be made by the Seller, in connection with the execution, delivery and performance of the Acquisition Documents.

      Section 3.20 No Brokers. Neither the Seller nor any of its Affiliates has entered into any contract, agreement, arrangement or understanding with any Person or firm that will result in the obligation of the Purchaser to pay any finder's fee or financial advisory fee, brokerage fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

      Section 3.21 Absence of Undisclosed Liabilities. On the Balance Sheet Date, there were no Liabilities of the Seller other than those Liabilities reflected, disclosed or provided for on the Balance Sheet (including the notes thereto). The Assumed Liabilities shall only include the Liabilities of the Seller set forth on the Balance Sheet (other than the Excluded Liabilities) and the Liabilities of the Seller set forth on, or described in, Schedule 3.21 to this Agreement, and such other liabilities, if any, incurred by the Seller in the ordinary course of its business after December 31, 1998 that are less than $50,000 in the aggregate.

      Section 3.22 Accounts Receivable. Schedule 3.22 to this Agreement sets forth all of the outstanding accounts receivables of the Seller, and an aging schedule for such receivables, as of the date hereof (the "Receivables"). All of the Receivables have arisen from bona fide transactions in the ordinary course of the Seller's business. The allowance for doubtful accounts for the Receivables has been determined in accordance with GAAP consistently applied.

      Section 3.23 Accounts Payable. Except as set forth on Schedule 3.23 to this Agreement, none of the accounts payable of the Seller as of the date hereof are past due other than those being contested in good faith.

      Section 3.24 Insurance Policies. Except as set forth on Schedule 3.24 to this Agreement, no policy of Seller has been canceled, or has had its premiums increased (except for workers' compensation) by more than 10% by the issuer thereof, during the past 18 months.

      Section 3.25 Labor Relations. The Seller is not a party to any collective bargaining agreement. There are no labor strikes, disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to the knowledge of the Seller, threatened against or involving the Seller. No unfair labor practice complaint before the National Labor Relations Board, no discharge or grievance before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable state, local or foreign agency, in any case relating to the Seller or the conduct of its business is pending or, to the knowledge of the Seller and the Stockholders, threatened. Neither the Seller nor the Stockholders has received notice, or has knowledge, of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to Seller or the conduct of its business. To the knowledge of the Seller and the Stockholders, no officer or key employee of Seller has any plans to terminate his or her employment with the Seller.

      Section 3.26 No Omissions. None of the representations or warranties by the Seller contained in this Agreement, or in the Schedules and Exhibits to this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained in any such representations and warranties not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Seller as of the date of this Agreement as follows:

      Section 4.1 Good Standing. The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and
(iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing, in all jurisdictions in which such qualification or licensing is required, except for such jurisdictions in which the failure to be duly qualified or licensed would not be reasonably expected to have, either individually or in the aggregate, a Purchaser Material Adverse Effect. The Purchaser has made available to the Seller true, correct and complete copies of the certificates of incorporation and by-laws of the Purchaser and the Parent, each as amended as of the date of this Agreement.

      Section 4.2 Authorization. The Purchaser has full right, authority and power to (i) enter into and deliver the Acquisition Documents to which it is a party, (ii) consummate the transactions contemplated by such Acquisition Documents, and (iii) perform its obligations under such Acquisition Documents. The Acquisition Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser, and such Acquisition Documents are legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.

      Section 4.3 Capitalization. The authorized capital stock of the Parent consists of 5,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

      Section 4.4 Legal Proceedings. Except as set forth on Schedule 4.4(a) to this Agreement, there are no Actions pending or, to the knowledge of the Purchaser, threatened against the Purchaser. Except as set forth on Schedule 4.4(b) to this Agreement, the Purchaser is not in default with respect to any order, writ, injunction or decree of any Governmental Authority. There is no action pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser's ability to consummate the transactions contemplated by this Agreement.

      Section 4.5 Contracts. The Purchaser will not be party to any Contracts immediately prior to the Acquisition other than the Acquisition Documents and the other Contracts contemplated thereby and, as of the Closing Date immediately after giving effect to the Acquisition, the Purchaser will not be a party to any Contract other than the Acquisition Documents, the Contracts contemplated by the Acquisition Documents, and the Contracts being assumed by the Purchaser from the Seller in connection with the Acquisition.

      Section 4.6 Orders; Decrees. Except as set forth on Schedule 4.6 to this Agreement, there are outstanding orders, decrees, injunctions, rulings, decisions, directives, consents, pronouncements or regulations of any court or any Governmental Authority issued against, or binding on, the Purchaser or any of its assets.

      Section 4.7 Compliance With Law. Except as set forth on Schedule 4.7(a) to this Agreement, the Purchaser has complied with all applicable Laws in all material respects. Schedule 4.7(b) to this Agreement sets forth all of the licenses, permits, consents, approvals, franchises and other authorizations obtained by the Purchaser from Governmental Authorities. Except as set forth on
Schedule 4.7(b) to this Agreement, the Purchaser has been granted and is in compliance with, in all material respects, all of its licenses, permits, consents, approvals, franchises and other authorizations from Governmental Authorities that are necessary for the operation of its businesses or the ownership its assets. Except as set forth in Schedule 4.7(c) to this Agreement, the Purchaser has not received any written notice that any of their licenses, permits, consents, approvals, franchises and other authorizations from Governmental Authorities that are necessary for the operation of their businesses or the ownership of their assets will be revoked, canceled, rescinded or not renewed.

      Section 4.8 Approvals. Schedule 4.8(a) to this Agreement sets forth each material authorization, approval, order, license, permit, franchise and Consent that is required to be obtained by the Purchaser in connection with the execution, delivery and performance of the Acquisition Documents. Except as set forth on Schedule 4.8(b) to this Agreement, no authorization, approval, order, license, permit, franchise, or Consent is required to be obtained by the Purchaser, and no registration, declaration or filing with any Governmental Authority or any other Person is required to be made by the Purchaser, in connection with the execution, delivery and performance of the Acquisition Documents.

      Section 4.9 No Brokers. Except for Mr. William Roberti and as set forth on
Schedule 4.9 of this Agreement, neither the Purchaser nor any of its Affiliates has entered into any contract, agreement, arrangement or understanding with any Person that will result in the obligation of the Seller to pay any finder's fee or financial advisory fee, brokerage fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

      Section 4.10 Absence of Liabilities. The Purchaser will not have any Liabilities immediately prior to the Acquisition and, except for the Assumed Liabilities, the Purchaser will not have any Liabilities whatsoever immediately following the Acquisition.

      Section 4.11 Business Activities. The Purchaser is a newly formed wholly owned subsidiary of the Parent that has been formed for the purpose of purchasing the Acquired Assets from the Seller. The Purchaser has not had any business activities prior to the Acquisition.

      Section 4.12 No Omissions. None of the representations or warranties by the Purchaser contained in this Agreement, or in the Schedules and Exhibits to this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained in any such representations and warranties not misleading.

                                    ARTICLE V
                          CONDUCT PRIOR TO THE CLOSING

      Section 5.1 Investigation by the Purchaser and the Seller. (a) During the period from the date of this Agreement through the Closing Date, the Purchaser may, through its own representatives (including its counsel, accountants and consultants), make such investigations of the properties, plants and operations of the Seller and such review of the financial condition of the Seller as the Purchaser deems necessary or advisable in connection with the transactions contemplated by this Agreement. The Seller shall authorize and permit the Purchaser and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as shall not unreasonably interfere with the conduct of the Seller's business, to (x) the Seller's officers and premises, and (y) all of the financial books and records of the Seller, and the Purchaser shall have the right to make copies thereof and excerpts therefrom; provided, however, that all such information shall be subject to the Confidentiality Agreement, dated as of April 6, 1999, between the Seller and the Parent (the "Confidentiality Agreement"). The Seller shall furnish the Purchaser with such financial and operating data and other information with respect to the Seller and the Acquired Assets as the Purchaser may from time to time reasonably request. Upon reasonable advance notice to the Seller and subject to the Seller's consent and restrictions (such consent not to be unreasonably withheld), the Seller agrees to permit the Purchaser and its authorized representatives to visit material suppliers, customers and others having material business relations with the Seller.

            (b) During the period from the date of this Agreement through the Closing Date, the Seller may, through its own representatives (including its counsel, accountants and consultants), make such investigations of the properties, plants and operations of the Parent and its subsidiaries and such review of the financial condition of the Parent and its subsidiaries as the Seller deems necessary or advisable in connection with the transactions contemplated by this Agreement. The Purchaser shall cause the Parent and its other subsidiaries to authorize and permit the Seller and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as shall not unreasonably interfere with the conduct of the business of the Parent or its other subsidiaries, to (x) the officers and premises of the Parent and its other subsidiaries, and (y) all financial books and records of the Parent and its other subsidiaries, and the Seller shall have the right to make copies thereof and excerpts therefrom; provided, however, that all such information shall be subject to the Confidentiality Agreement. The Purchaser will cause the Parent and its other subsidiaries to furnish to the Seller such financial and operating data and other information with respect to the business of the Parent and its other subsidiaries as the Seller may from time to time reasonably request.

      Section 5.2 Conduct of Business. The Seller agrees that, unless otherwise consented to by the Purchaser, from the date of this Agreement until the
Closing:

            (a) the Seller shall conduct its Business in the ordinary course consistent with past practices;

            (b) the Seller will use commercially reasonable efforts to:

                  (i) preserve the Business and to maintain satisfactory relationships with its material customers, suppliers, distributors and any other Person that has material business relations with the Seller;

                  (ii) maintain its tangible assets in good order and repair, ordinary wear and tear excepted;

                  (iii) perform its obligations under each Material Contract, and keep each Material Contract in full force and effect, free from any right of cancellation, forfeiture or termination (except in accordance with its terms);

                  (iv) retain the services of its key officers and employees;

                  (v) promptly notify the Purchaser of any material adverse change in the business, assets, financial condition or results of operations of the Seller; and

            (c) without the prior consent of the Purchaser or except with respect to the Excluded Assets and Excluded Liabilities, the Seller will not:

                  (i) incur any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness in excess of $10,000 or which has a term of more than one year other than to an independent third party in the ordinary course of business consistent with past practices;

                  (ii) cancel any material indebtedness (other than Excluded Asset) owed to the Seller other than in the ordinary course of business consistent with past practices;

                  (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing stock or a substantial portion of the assets of, or by any other manner, any material operating business, corporation, partnership, association or other business organization (or division thereof);

                  (iv) enter into any lease of real property;

                  (v) modify, amend or terminate any lease of, or other material agreement pertaining to, real property (except modifications or amendments associated with renewals of leases in the ordinary course of business), except for such modifications, amendments or terminations that would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect;

                  (vi) except as disclosed on Schedule 3.15 of this Agreement or in the 1999 Business Plan, make capital expenditures or purchases in excess of $10,000 in the aggregate;

                  (vii) increase the compensation of any officer, director or Stockholder except in the ordinary course of business;

                  (viii) enter into any material Contract or commitment or incur any Liability other than in the ordinary course of business consistent with past practices;

                  (ix) waive any rights of substantial value affecting the Acquired Assets;

                  (x) dispose of, permit to lapse (except pursuant to its terms), or otherwise fail to use commercially reasonably efforts to preserve any of its material Intellectual Property, dispose of or permit to lapse (except pursuant to its terms) any material license, permit or other form of authorization, or dispose of or disclose any customer list, trade secret, formula process or know-how to any Person except in the ordinary course of business consistent with past practices;

                  (xi) make any change in any method of accounting or accounting practice or in the application of such method of accounting or accounting practice;

                  (xii) pay, loan or advance any amount to or in respect of, or sell, transfer or lease any assets (whether real, personal or mixed, tangible or intangible) to, or enter into any agreement, arrangement or transaction with, any of its officers or directors, any of its Affiliates or any Person in which it or any of its officers, directors, Affiliates has any direct or indirect interest, except for (A) directors' fees and compensation to its officers and employees, and (B) advances made to directors, officers and employees for travel and other business expenses in reasonable amounts consistent with past practices;

                  (xiii) hire any person that is a relative of any of the Stockholders;

                  (xiv) agree, whether in writing or otherwise, to take any action prohibited by this Section 5.2; or

                  (xv) distribute any cash to its stockholders other than salaries paid in the ordinary course of business consistent with past practices.

      Section 5.3 Other Transactions. Except with respect to the Excluded Assets, the Seller will not, and the Seller shall not permit its directors, officers and agents to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any discussions with, or furnish any information to, any Person other than the Purchaser or a representative thereof, with respect to the acquisition of all or any part of the Acquired Assets, except for sales of inventory in the ordinary course of business consistent with past practices. In the event that the Seller receives any such offer or inquiry relating to any proposed acquisition of the Acquired Assets prior to the Closing Date, the Seller will provide the Purchaser with notice thereof as promptly as practicable, which notice will include the identity of the prospective offeror and the price and terms of any offer.

      Section 5.4. Consents. The Purchaser and the Seller shall each use commercially reasonable efforts to obtain in writing, prior to the Closing, all Consents necessary or reasonably required in order to permit it to consummate the transactions contemplated by this Agreement. To the extent that the assignment of or the agreement to assign any Contract to the Purchaser under this Agreement would constitute a breach of that Contract unless the consent or waiver of another party thereto has been obtained, this Agreement shall not constitute any such assignment or agreement to assign unless and until such consent or waiver is obtained. The Purchaser and the Seller agree to use their commercially reasonable efforts to obtain all such consents and waivers prior to the Closing Date. If any such consent or waiver is not obtained before the Closing Date and the Closing is nevertheless consummated, the Seller agrees to continue to use its commercially reasonable efforts to obtain all such consents as have not been obtained on or prior to such date and further agrees to cooperate with the Purchaser after such date in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for the Purchaser, on terms commercially reasonable to the Purchaser, the benefits under the applicable Contracts.

      Section 5.5. Public Announcements. Each of the Parties agree that it will
(x) consult with the other Party before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement, and (y) not issue any press release or make any public statement prior to Closing without the prior written consent of the other Party, except as may be required by law.

      Section 5.6. Employees. On or prior to the Closing, the Purchaser shall offer employment to all of the employees of the Seller, and the compensation and benefits offered to each employee shall be at least as favorable as the compensation and benefits being paid to such employee by the Seller immediately prior to the Closing Date. In addition, the Purchaser shall (i) assume and pay with respect to each employee of the Seller all accrued and unpaid compensation that is not past due, (ii) provide such employee all of his or her unused vacation time that has accrued on or after January 1, 1999 in a manner consistent with the past practices of the Seller and (iii) provide such employee all of his or her unpaid sick pay that has accrued on or after January 1, 1999 in a manner consistent with the past practices of the Seller.

      Section 5.7. Notification. Each Party (a "Reporting Party") shall give the other Party prompt written notice of (i) the existence of any fact or the occurrence of any event that constitutes, or with the giving of notice or the passage of time or both would constitute, a material breach of any representation or warranty of the Reporting Party made in the Acquisition Documents, and (ii) the taking of any action by the Reporting Party that would breach or violate, or constitute a default under, any agreement or covenant made by the Reporting Party in the Acquisition Documents. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant made by the either Party made in the Acquisition Documents or the other Party's right to rely thereon.

      Section 5.8. Supplemental Disclosure. Each Reporting Party covenants that until the Closing it shall promptly advise the other Party with respect to any matter arising or discovered that is outside of the ordinary course of business that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement by the Reporting Party, or that constitutes a breach or prospective breach of this Agreement by the Reporting Party.

                                   ARTICLE VI
               CONDITIONS OF THE PURCHASER'S OBLIGATIONS TO CLOSE

            The obligations of the Purchaser under this Agreement are subject to the conditions set forth below, which conditions may be waived by the Purchaser in its sole discretion:

      Section 6.1 Agreement and Conditions. On or prior to the Closing Date, the Seller shall have complied in all material respects with all of the covenants, agreements and conditions to be performed by it pursuant to the Acquisition Documents on or prior to the Closing Date.

      Section 6.2 Representations and Warranties. The representations and warranties of the Seller contained in the Acquisition Documents, as amended, modified or supplemented by the Officer's Certificate to be delivered pursuant to Section 6.5 of this Agreement, shall be true and correct as of the Closing Date; provided, however, that without the consent of the Purchaser, modifications, amendments or supplements to the representations and warranties of the Seller shall be limited to events, developments and transactions that occurred after the date of this Agreement (or, if earlier, the effective date of any such representation or warranty) or that occurred in the ordinary course of the Seller's business.

      Section 6.3 Opinion of Counsel. The Purchaser shall have received an opinion of Duval & Stachenfeld LLP and the local and special counsel for the Seller if appropriate, each in form and substance reasonably satisfactory to the Purchaser.

      Section 6.4 No Legal Proceeding. No Action shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement.

      Section 6.5 Officer's Certificate. The Purchaser shall have received a certificate dated the Closing Date and executed by the chief executive officer and the chief financial officer of the Seller to the effect that the conditions expressed in Sections 6.1, 6.2 and 6.4 of this Agreement shall have been satisfied, which shall be in form and substance reasonably satisfactory to the Purchaser.

      Section 6.6 Secretary's Certificate. The Purchaser shall have received a certificate dated as of the Closing Date and executed by the secretary of the Seller certifying to (i) the Seller's certificate of incorporation and bylaws;
(ii) the incumbency of all officers of the Seller having authority to execute and deliver the Acquisition Documents to which the Seller is a party; and (iii) the resolutions of the Seller's board of directors and stockholders approving the execution, delivery and performance of the Acquisition Documents to which the Seller is a party, all of which shall be in form and substance reasonably satisfactory to the Purchaser.

      Section 6.7 Employment Agreement. The Stockholders shall have entered into employment agreements with the Purchaser, which agreements shall be substantially in the form of Exhibit C to this Agreement.

      Section 6.8 IPO. The Parent shall have received gross proceeds of $50 million or more from the IPO.

      Section 6.9 Consents. The Seller and the Purchaser shall have received all of the authorizations, consents, orders, licenses, permits and approvals required to be obtained by them from Governmental Authorities and all other Persons for the consummation of the transactions contemplated by this Agreement, and each such authorization, consent, order, and approval shall be in form and substance satisfactory to the Purchaser, including without limitation, the consent of the Parent's lender.

      Section 6.10 No Change. There shall not have been any change since the date of this Agreement in the Business or financial condition of the Seller that has resulted in a Seller Material Adverse Effect.

      Section 6.11 Pivot Rules. The Stockholders shall have caused Klearknit, Inc. to execute and deliver to the Purchaser an assignment and assumption agreement for the "Pivot Rules" trademark, which agreement shall be in the form of Exhibit F to this Agreement (the "Pivot Rules Assignment and Assumption Agreement").

      Section 6.12 Colours/Alexander Julian. For no additional consideration by the Purchaser, the Seller shall have caused the transfer of the Colours/Alexander Julian license upon its current terms and conditions to the Purchaser on the Closing Date, which license shall not have been modified between the date of this Agreement and the Closing Date without the prior written consent of the Purchaser, and the current term of such license shall expire no earlier than December 31, 2001, with a renewal option of no less than five years exercisable at the Purchaser's option.

      Section 6.13 Performance by the Seller. The Seller shall have satisfied or performed all of its liabilities and obligations with respect to its subordinated indebtedness and pension plan liabilities or, if such liabilities and obligations have not been paid in full as of Closing, such liabilities and obligations shall be Excluded Liabilities.

      Section 6.14 Working Capital. The Purchaser shall have obtained working capital financing sufficient to fund its business after the Closing on terms and conditions reasonably satisfactory to the Purchaser.

      Section 6.15 Stockholder Guarantee. Each of the Stockholders shall have executed and delivered the Stockholder Guarantee and to the Purchaser.

      Section 6.16 Board Approval. The Purchaser's Board of Directors shall have approved the transactions contemplated by the Acquisition Documents.

      Section 6.17 Due Diligence. The Purchaser shall be satisfied with the results of its due diligence investigation of the Seller, which due diligence shall have been completed no later than three weeks after the date on which all information requested by the Purchaser has been delivered to the Purchaser.

      Section 6.18 Loss, Damage or Destruction. Between the date of this Agreement and the Closing Date there shall not have been any loss, damage or destruction to or of any of the assets, property or business of Seller in excess of $100,000 in the aggregate, nor shall the assets, properties and business of Seller have been materially adversely affected in any way as a result of any fire, accident, or other casualty, war, civil strife, riot or act of God or the public enemy.

      Section 6.19 Business Plan. The 1999 Business Plan shall have been delivered in form and substance reasonably satisfactory to the Purchaser.

      Section 6.20 Seller Note. The Seller shall have executed and delivered the Seller Note to the Purchaser.

                                   ARTICLE VII
                 CONDITIONS OF THE SELLER'S OBLIGATIONS TO CLOSE

            The obligations of the Seller under this Agreement are subject to the satisfaction of the conditions set forth below, which conditions may be waived by the Seller in its sole discretion:

      Section 7.1 Agreements and Conditions. On or prior to the Closing Date, the Purchaser shall have complied in all material respects with all of the covenants, agreements and conditions to be performed by it pursuant to the Acquisition Documents on or prior to the Closing Date.

      Section 7.2 Representations and Warranties. The representations and warranties of the Purchaser contained in the Acquisition Documents, as amended, modified or supplemented by the Officer's Certificate to be delivered pursuant to Section 7.5 of this Agreement, shall be true and correct as of the Closing; provided, however, that without the consent of the Seller, modifications, amendments or supplements to the representations and warranties of the Purchaser shall be limited to events, developments and transactions that occurred after the date of this Agreement (or, if earlier, the effective date of any such representation or warranty) or that occurred in the ordinary course of the Purchaser's business.

      Section 7.3 Opinion of Counsel. The Seller shall have received an opinion of Scolaro, Shulman, Cohen, Lawler & Burstein, P.C., counsel for the Purchaser, in form and substance reasonably satisfactory to the Seller.

      Section 7.4 No Legal Proceeding. No Action shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement.

      Section 7.5 Officer's Certificate. The Seller shall have received a certificate dated the Closing Date and executed by the chief executive officer and the chief financial officer of the Purchaser to the effect that the conditions expressed in Sections 7.1, 7.2 and 7.4 and of this Agreement shall have been satisfied, which shall be in form and substance reasonably satisfactory to the Seller.

      Section 7.6 Secretary's Certificate. The Seller shall have received a certificate dated as of the Closing Date and executed by the secretary of the Purchaser certifying to (i) the certificate of incorporation and bylaws of the Purchaser and the Parent; (ii) the incumbency of all officers of the Purchaser and the Parent having authority to execute and deliver the Acquisition Documents to which the Purchaser and/or the Parent is a party; and (iii) the resolutions of the boards of directors and stockholders of the Purchaser and the resolutions of the Parent's board of directors approving the execution, delivery and performance of the Acquisition Documents to which the Purchaser and the Parent is a party, all of which shall be in form and substance reasonably satisfactory to the Seller.

      Section 7.7 Employment Agreement. The Purchaser shall have entered into employment agreements with each of the Stockholders, which agreements shall be substantially in the form of Exhibit C to this Agreement.

      Section 7.8 Consents. The Seller and the Purchaser shall have received all of the authorizations, consents, orders, licenses, permits and approvals required to be obtained by them from Governmental Authorities and all other Persons (including, without limitations, the consent of Alexander Julian) for the consummation of the transactions contemplated by this Agreement, and each such authorization, consent, order and approval shall be in form and substance satisfactory to the Seller, including without limitation, the consent of the Seller's lender if required.

      Section 7.9 Escrow Agreement. Each of the Purchaser, the Seller and Escrow Agent shall have executed and delivered to the other the Escrow Agreement, and the Purchaser shall have deposited the Escrow Amount with the Escrow Agent as contemplated by Section 2.3(c) of this Agreement.

      Section 7.10 Working Capital. The Purchaser shall have obtained working capital financing sufficient to fund its business after the Closing on terms and conditions reasonably satisfactory to the Seller.

      Section 7.11 Pivot Rules Trademark. The Purchaser shall have executed and delivered to Klearknit, Inc. the Pivot Rules Assignment and Assumption Agreement.

      Section 7.12 Parent Guarantee. The Parent shall have executed and delivered the Parent Guarantee to the Seller.

      Section 7.13 Purchaser Note. The Purchaser shall have executed and delivered the Purchaser Note to the Seller.

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS AND AGREEMENTS

      Section 8.1 Cooperation; Access to Books and Records. From the date of this Agreement until the Closing, each Party will (i) cooperate with the other Party, and (ii) use commercially reasonable efforts to have its officers, directors and other employees cooperate with the other Party. From and after the Closing, the Purchaser will authorize and permit the Seller and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of the Purchaser's business, to all of the Purchaser's books and records for tax purposes and any other reasonable purpose relating to the Seller's rights and obligations under the Agreement. From and after the Closing, the Seller will authorize and permit the Purchaser and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of the Seller's business, to all of the Seller's books and records for tax purposes and any other reasonable purpose relating to Purchaser's rights and obligations under the Agreement.

      Section 8.2 Collection of Receivables; Delivery of Mail. The Seller agrees that the Purchaser shall have the right and authority to (x) collect for the account of the Purchaser all of the accounts receivable and other assets that are transferred to the Purchaser pursuant to this Agreement, and (y) endorse with the name of the Seller any checks received with respect to any such accounts receivable or other assets. The Seller agrees that it will promptly transfer and deliver to the Purchaser any cash or other property that the Seller may receive in respect of any such receivables or other items. The Seller agrees to deliver to the Purchaser promptly upon receipt any mail, checks or other documents received by it pertaining to the Acquired Assets or otherwise to the Business of the Seller (other than with respect to the Excluded Assets) or any of the Assumed Liabilities. Upon demand of the Purchaser, the Seller shall promptly repurchase from the Purchaser the accounts receivables assigned from the Seller to the Purchaser on the Closing Date that are not collected within 120 days after their creation to the extent the amount not collected exceeds the reserve for doubtful accounts set forth in the Closing Date Balance Sheet; provided, however, with respect to all of the accounts receivables not collected due to returned merchandise from Sam's Club returned in the ordinary course of business, such accounts receivables shall be deemed collected in full for purposes of this Section 8.2, and with respect to accounts receivables not collected due to all other returned merchandise, such accounts receivables shall be deemed collected to the extent of the cost of such returned merchandise for purposes of this Section 8.2 and the balance of such receivables shall be deemed uncollectible; provided further, however, if any such merchandise is subsequently sold, any proceeds received by the Purchaser from such sale in excess of the cost of such merchandise shall be paid to the Seller if and to the extent that the Seller has paid any amounts to the Purchaser pursuant to this
Section 8.2 as a result of the return of such merchandise. The Seller shall own, and shall be entitled to keep, all of the proceeds from the accounts receivables, if any, repurchased by the Seller from the Purchaser.

      Section 8.3. Confidentiality. (a) The Seller agrees not to, directly or indirectly, without the prior written consent of the Purchaser, use or disclose to any Person any information, trade secrets, confidential customer information, technical data or know-how relating to the Business; provided, however, that this provision shall not prohibit the Seller's use or disclosure of information that (i) is or becomes generally available to the public or the industry in which the Purchaser conducts business other than as a result of disclosure by the Seller, or (ii) is used by the Seller in any activity or business that is not the same as, similar to, or competitive with the Business.

            (b) Notwithstanding the terms of the Confidentiality Agreement, the Parent may include information about the Seller in the registration statement being prepared by the Parent if and to the extent required by applicable Law; provided, however, that the Seller shall be given ample opportunity to review any material concerning the Seller that is to be included in such registration statement, and the Seller shall be permitted to edit and revise all such material, before any such information is filed with the Securities and Exchange Commission; provided further that the Parent shall have the final authority as to the form and content of the information included in such registration statement; provided further, however, that the Parent hereby agrees to indemnify and hold harmless the Seller from and against any and all of the Damages incurred or suffered by the Seller as a result of any material misstatement or omission included in such registration statement with respect to the Seller if the Seller has objected in writing to the inclusion of such material in the registration statement (provided further, however, that no such objection shall be required with respect to any such material if the Seller has not been given a reasonable and adequate opportunity to review such material in the registration statement before it is filed with the Securities and Exchange Commission).

      Section 8.4. Further Assurances. Each Party agrees that at any time and from time to time after the Closing Date, upon the reasonable request of the other Party, to use commercially reasonable efforts to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be reasonably necessary or appropriate to carry out the terms and conditions of this Agreement.

      Section 8.5 Advisory Board. The Purchaser shall have an advisory board (the "Advisory Board") of five persons (or such other number of persons selected by the Seller, but not less than three persons), all but one of which shall be designated by the Stockholders and one of which shall be designated by the Purchaser's Board; provided, however, that if someone other than a Stockholder is selected to serve as the Chief Executive Officer of the Purchaser, such person shall also be entitled to serve on the Advisory Board (decisions of the Advisory Board shall be made by majority vote, with each person being entitled to one vote). The Advisory Board shall have full control of the day-to-day operations and affairs of the Purchaser, provided that such control is consistent with the written strategic annual business plan of the Purchaser developed by such Advisory Board and approved by the Purchaser's Board; provided further that such control may be delegated to the chief executive officer of the Purchaser if such officer is a Stockholder. The Advisory Board shall have no authority to authorize or approve any action that would be inconsistent with the strategic annual business plan of the Purchaser then in effect. The

Advisory Board may adopt procedures and policies with respect to its management, operations and affairs as a majority of its members determine appropriate. The Advisory Board shall be entitled to select one member of the operating advisory board of the Parent.

      Section 8.6 Strategic Annual Business Plan. The 1999 Business Plan shall be the strategic annual business plan of the Purchaser for the remainder of 1999. The strategic annual business plan of the Purchaser for each year shall be reviewed quarterly by the Advisory Board and the Purchaser's Board and, if there has been a material change in the Purchaser's business during any such quarter, the Advisory Board may (and, if requested by the Purchaser's Board, the Advisory Board shall) prepare a revised strategic annual business plan for the approval of the Purchaser's Board. On or before September 30 of each fiscal year beginning in 1999, the Advisory Board shall prepare and submit to the Purchaser's Board a proposed strategic annual business for the following year (such strategic annual business plan submitted by the Advisory Board and revised pursuant to this Section 8.6, the "Proposed Business Plan"). The Purchaser's Board shall review the Proposed Business Plan and recommend revisions to the Proposed Business Plan (if any) to the Advisory Board by October 31 of such year. If revisions are requested by the Purchaser's Board, the Advisory Board shall revise the Proposed Business Plan as it deems appropriate based on the revisions proposed by the Purchaser's Board, and the Advisory Board shall submit a revised Proposed Business Plan to the Purchaser's Board for approval by November 15 of such year, after which the Advisory Board and the Purchaser's Board shall work to finalize the Proposed Business Plan; provided, however, that if the Proposed Business Plan is not approved and adopted by the Purchaser's Board by the end of business on November 30 of such year, the then current strategic annual business plan shall remain in effect until a new strategic annual business plan for the Purchaser has been developed by the Advisory Board and approved by the Purchaser's Board. The Purchaser's Board and the Advisory Board shall cooperate in good faith to develop a strategic annual business plan for each year, and to modify, amend or supplement such plan from time to time as necessary or appropriate to maximize the Purchaser's Pre-Tax Income during the period commencing on the Closing Date and ending on December 31, 2004 in a manner consistent with the fiduciary duties of the Purchaser's Board to its stockholders.

      Section 8.7 Additional Working Capital. The Purchaser shall cause its business and operations to be funded in accordance with the provisions of paragraph (c) of Schedule I and Schedule IA to this Agreement.

      Section 8.8 Discharge of Liabilities. The Purchaser shall pay, honor and discharge in full when due and payable all of the Assumed Liabilities as and when such liabilities become due and payable, and the Seller shall pay honor and discharge in full all of the Excluded Liabilities as and when such liabilities become due and payable. Except as provided in Article IX and Section 11.10 of this Agreement, the Parties acknowledge and agree that the Seller shall have no liability or responsibility for any fees, costs, expenses or liabilities incurred by the Purchaser prior to, as a result of, or after the Acquisition, all of which shall be paid in full by the Parent.

      Section 8.9 Non-Competition of the Seller. Until December 31, 2004, the Seller shall not engage in any business in the men's apparel industry that competes with any business in which the Purchaser, the Parent or any of their affiliates is engaged as of the date of this Agreement.

      Section 8.10 Physical Inventory. Prior to the Closing Date, on such date as requested by the Purchaser on reasonable notice, the Seller shall conduct one physical inventory, which may be observed by the Purchaser's representatives. The reasonable fees, costs and expenses of conducting a physical inventory pursuant this Section 8.10 shall be paid by the Seller.

      Section 8.11 Name Change. The Seller shall change its name at or prior to the Closing.

                                   ARTICLE IX
                                 INDEMNIFICATION

      Section 9.1. Indemnification by the Seller. The Seller agrees to indemnify the Purchaser and its Affiliates, officers, directors, employees, agents and representatives (collectively, the "Purchaser Indemnitees") against and hold them harmless from any and all Damages that a Purchaser Indemnitee may sustain at any time by reason of (i) any Excluded Liability, and (ii) any breach by the Seller of any of its representations, warranties, covenants or agreements set forth in the Acquisition Documents.

      Section 9.2. Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold the Seller and its Affiliates, officers, directors, employees, agents and representatives (collectively, the "Seller Indemnitees") against and hold them harmless from any and all Damages that a Seller Indemnitee may sustain at any time by reason of (i) any Assumed Liability, and (ii) any breach by the Purchaser of any of its representations, warranties, conditions, covenants or agreements set forth in the Acquisition Documents.

      Section 9.3. Procedures for Indemnification. (a) Subject to Section 9.5 of this Agreement, a Party seeking indemnification under this Article IX (the "Indemnified Party") shall promptly notify the Party against whom a claim for indemnification is sought under this Agreement (the "Indemnifying Party") in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the claim and shall include a complete and accurate copy of any notice, complaint or other information received by the Indemnified Party with respect to such claim. If a claim by a third party is made against an Indemnified Party, and if the Indemnified Party intends to seek indemnity with respect thereto under this Article IX, the Indemnified Party shall promptly (but in no event longer than 30 days ("Indemnity Notice Period") of such claim being made) notify the Indemnifying Party of such claim and the reasonable details thereof, including a complete and accurate copy of any notice, complaint or other information received by the Indemnified Party with respect to such claim; provided, however, that any failure by an Indemnified Party to notify the Indemnifying Party of a claim within the Indemnity Notice Period for such claim shall not affect the Indemnified Party's right to indemnification under the
Article IX except (and then only) to the extent that the Indemnifying

Party is actually prejudiced by such failure. The Indemnifying Party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith, except that with respect to settlements entered into by the Indemnifying Party (i) the consent of the Indemnified Party shall be required if the settlement provides for equitable relief against, or otherwise adversely affects, the Indemnified Party, which consent shall not be unreasonably withheld or delayed; and (ii) the Indemnifying Party shall obtain a complete release of the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of the Indemnified Party's counsel shall be borne by the Indemnified Party.

            (b) With respect to third party claims, if the Indemnifying Party does not notify the Indemnified Party within the Indemnity Notice Period after receipt of the Indemnified Party's notice of a claim of indemnity under this Agreement that it elects to undertake the defense thereof, the Indemnified Party shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the Indemnifying Party. However, the Indemnified Party shall not pay or settle any claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith on a timely basis; provided further, however, that notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim if it waives any right to indemnity from the Indemnifying Party with respect to such claim.

            (c) In the event of any claim by a third party against an Indemnified Party, the defense of which is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use all reasonable efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary or appropriate to assist the Indemnifying Party in evaluating and in defending any such claims.

            (d) With respect to third party claims, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any claim and shall otherwise cooperate in good faith and on a timely basis with the Indemnifying Party in the defense of such claim.

            (e) With respect to any re-assessment for income, corporate, sales, excise, or other tax or other liability enforceable by a lien or other encumbrance against the property of the Indemnified Party, the Indemnifying Party's right to contest such re-assessment shall only apply after the payment of such re-assessment or the provision of such security as is necessary to avoid any lien or other encumbrance being placed on the property of the Indemnified Party.

            (f) Notwithstanding anything to the contrary set forth in this
Article IX, the Parties shall not be entitled to indemnification or set-off with respect to any matter set forth in Sections 9.1 or 9.2 of this Agreement (each, a "Disputed Matter") until the Disputed Matter is finally resolved as provided in this Section 9.3(f). For a period of 30 days following the giving of the notice of any Disputed Matter as provided in this Section 9.3, the Parties to this Agreement shall attempt to resolve any differences they may have with respect to such Disputed Matter. If a resolution is not reached within such 30-day period (unless the Parties to this Agreement mutually agree in writing to extend such period), the Disputed Matter shall be resolved by binding arbitration as set forth in Section 11.10 of this Agreement.

      Section 9.4 Indemnification Threshold and Ceilings. Notwithstanding anything to the contrary in this Agreement, the Parties agree that an Indemnified Party shall not seek indemnification for Damages unless and until such Indemnified Party's claim or claims for Damages are at least $50,000 in the aggregate (the "Indemnification Threshold"). After the Indemnification Threshold is reached, any Indemnified Party may seek indemnification for the total amount of such Damages pursuant to the procedures set forth in this Article IX; provided, however, that:

            (i) the absolute maximum aggregate amount of the Seller's liability for Damages suffered by the Purchaser Indemnitees shall be limited as follows:

                  (A) with respect to title, federal, state and local taxes or assessments or any similar charges (whether foreign or domestic) and liabilities arising from a breach of any environmental representations and warranties in Section 3.17 of this Agreement, the aggregate amount of the Purchase Price actually paid to the Seller; and

                  (B) with respect to all other matters, up to $10,000,000 in the aggregate;

            (ii) the absolute maximum aggregate amount of the Purchaser's liability for Damages suffered by the Seller Indemnitees shall be limited as follows;

                  (A) with respect to the non-payment of any part of the
            Purchase Price that has become due and payable to the Seller pursuant to the terms of this Agreement (including, without limitation, all of the Installment Payments, Postponed Payments and Deferred Payments that become payable pursuant to the terms of this Agreement), the aggregate unpaid amount of the Purchase Price plus interest thereon at a rate equal to the borrowing rate then in effect under the Purchaser's working capital facility (or, if there is none, the borrowing rate then in effect under the Parent's working capital facility) plus all reasonable fees, costs and expenses paid or incurred by the Seller to collect any such unpaid amount less all Forfeited Payments, if any; and

                  (B) with respect to all other matters, up to $10,000,000 in the aggregate;

            (iii) the amount of any Damages payable to an Indemnified Party pursuant to this Article IX shall be net of any tax benefits, insurance proceeds, and damages derived from third party claims by such Indemnified Party on account of, or in connection with, such Damages; and

            (iv) notwithstanding anything to the contrary in this Agreement, in the case of fraud or intentional misrepresentation by either Party in connection with the transactions contemplated by the Agreement, the other Party shall have all of the remedies available to it at law and at equity without giving effect to any of the limitations set forth in this Section 9.4.

      Section 9.5 Survival of Representations: Effect of Certificates. The representations and warranties of the Parties in the Acquisition Documents shall survive the Closing for a period of 18 months from the Closing Date, except the representations and warranties contained in (i) Sections 3.5 and 4.3 of this Agreement, which shall survive indefinitely, (ii) Section 3.4 of this Agreement, which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained in such section, and (iii)
Section 3.17 of this Agreement, which shall survive for a period of ten years from the Closing Date with respect to environmental conditions pertaining to the warehouse and distribution center and related real property that was used by the Seller in connection with its Business, and all other matters contained in
Section 3.17 of this Agreement shall survive for a period of six years from the Closing Date. Notwithstanding anything in this Agreement to the contrary, any Damages as to which a notice of claim for indemnification under this Article IX has been given in writing prior to the expiration of the applicable period set forth in this Section 9.5 shall survive until payment or other final resolution of such indemnification claim as provided in this Agreement.

                                    ARTICLE X
                                   TERMINATION

      Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by any of the following:

            (a) by mutual written agreement of the Purchaser and the Seller;

            (b) by either Party if the Closing has not occurred by October 31, 1999 upon written notice by such terminating Party;

            (c) by either Party if the Parent terminates its efforts to raise capital pursuant to the IPO;

            (d) by either Party if the Parent or the underwriters to the IPO terminate the underwriting agreement to be entered into by them in connection with the IPO; or

            (e) by the Purchaser if the licensor of the Colours/Alexander Julian license has not consented to the transfer of such license from the Seller to the Purchaser by July 19, 1999; provided, however, that such right shall expire if not exercised within five Business Days after the delivery of such consent to the Purchaser; or

            (f) by the Purchaser if the Seller does not deliver the 1999 Business Plan to the Purchaser, in a form approved by the Purchaser, by July 19, 1999; provided, however, that such right shall expire if not exercised within five Business Days after the delivery of such plan to the Purchaser.

      Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, without any liability to any Party or any other Person with respect to, or under, this Agreement or in connection with the transactions contemplated by this Agreement, except as specified in Section 11.1 of this Agreement and except for any liability resulting from a Party's intentional breach of its representations, warranties covenants and agreements in the Acquisition Documents.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 Fees and Disbursements. Except as provided in this Agreement with respect to the arbitration of any disputed matters and except as otherwise expressly provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses, costs and fees (including attorneys' and auditors' fees and expenses) in connection with the transactions contemplated by this Agreement, including the preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Purchaser shall reimburse the Seller for all of the reasonably incurred costs, fees and expenses (including the fees and expenses of the Seller's legal and financial advisors) up to an amount not to exceed $225,000 if (i) the Acquisition fails to close (a) as a result of the Purchaser being unable to arrange adequate financing prior to October 31, 1999, or (b) the Purchaser has breached any of its representations, warranties, covenants or agreements in the Acquisition Documents in any material respect, including its agreement to use good faith and commercially reasonable efforts to cause the conditions of the Closing to be satisfied, and (ii) the Seller has not breached any of its covenants or agreements in the Acquisition Documents in any material respect, including its agreement to use good faith and commercially reasonable efforts to cause the conditions to the Closing to be satisfied.

      Section 11.2 Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below (or to such changed address as such party may have fixed by notice pursuant to this Section 11.2):

      To the Seller:    Windsong, Inc.
                        1599 Post Road East
                        Westport, Connecticut 06880
                        Fax: (203) 319-3600
                        Attn: Joseph Sweedler
                              William Sweedler

                  with a copy to:

                        Duval & Stachenfeld LLP
                        405 Lexington Avenue
                        New York, New York 10174-3299
                        Fax: (212) 883-8883
                        Attn: Patrick W. Duval
                              Harsha Murthy

      To the Purchaser: Windsong Acquisition Corp.
                        7400 Morgan Road
                        Liverpool, New York 13090
                        Fax:  (315) 451-5459
                        Attn:  Richard C. Pietrafesa, Jr.

                  with a copy to:

                        Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. 90 Presidential Plaza
                        Syracuse, New York 13202
                        Fax: (315) 425-3621
                        Attn: Richard S. Scolaro
                              Todd S. Smith

      Section 11.3 Entire Agreement. The Acquisition Documents set forth the entire agreement and understanding between the Parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof (including, without limitation, the Letter of Intent, dated May 12, 1999) other than the Confidentiality Agreement, which shall survive until the Closing.

      Section 11.4 Taxes. Any Taxes in the nature of a sales or transfer tax (including any realty transfer tax or realty gains transfer tax) payable on the sale or transfer of all or any part of the Acquired Assets or the consummation of any other transaction contemplated by this Agreement, of up to $20,000 in the aggregate, shall be shared equally between the Seller and the Purchaser, and such taxes that exceed $20,000 shall be paid by the Purchaser.

      Section 11.5 GOVERNING LAW. THIS AGREEMENT AND ITS VALIDITY, CONSTRUCTION AND PERFORMANCE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      Section 11.6 Benefit of Parties' Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns. This Agreement may not be assigned by the Seller or the Purchaser without the prior written consent of the other Party assign to Party without consent; provided, however that the Purchaser may assign this Agreement to the Parent without the consent of the Seller if the Parent assumes all of the Purchaser's obligations under this Agreement.

      Section 11.7 Pronouns. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

      Section 11.8 Headings. The headings in the Sections, Schedules and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein" "hereof, " "hereto" and "hereunder," as well as other words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement.

      Section 11.9 Knowledge. As it pertains to the Seller, when used in this Agreement, the phrases "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Stockholders and the knowledge that reasonable persons serving in the same or substantially similar capacities, acting prudently under similar circumstances, would be expected to have. As it pertains to the Purchaser, when used in this Agreement, the phrases "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Parent and the knowledge that reasonable persons serving in the same or substantially similar capacities, acting prudently under similar circumstances, would be expected to have.

      Section 11.10 Consent to Arbitration. The Parties agree to submit, and consent to the binding resolution of any dispute, claims or controversy under this Agreement, to resolution by arbitration in accordance with the rules of the American Arbitration Association in the City of New York. Any such arbitration shall be conducted by a panel of at least three arbitrators, an equal number of whom shall be appointed by each Party and the balance of whom shall be mutually agreed by the arbitrators so appointed; provided, however, that with respect to disputed matters pertaining to (i) the calculation of Pre-Tax Income for any year, (ii) the adjustment of Pre-Tax Income Target for any year, (iii) the calculation of Projected Pre-Closing Taxes, or (iv) the calculation of Pre-Closing Income Taxes, the arbitrators may, in their discretion, retain an independent public accounting firm to advise them in connection with such dispute, and the cost of retaining such accounting firm shall be paid by the Parties as provided below in this Section 11.10; provided that such accounting firm does not at the time of retention provide, and has not in the prior two (2) years provided, services to the Seller or the Purchaser (or to any of their Affiliates). The arbitrators shall, as promptly as practicable and in no event later than 90 days following the date of its retention, resolve the dispute(s) between the Seller and the Purchaser; provided, however, that the arbitrators may extend the time in which any dispute is to be resolved if and to the extent that the arbitrators determine that such extension is necessary to resolve the dispute. Payment of all the fees, costs and expenses incurred in connection with a dispute (including, without limitation, the costs of reviewing books, records and working papers) shall be allocated between the Parties as follows: (i) if the Seller is awarded all of the amount in dispute, the Purchaser shall reimburse the Seller for all of its reasonable fees, costs and expenses; (ii) if the Seller is awarded a portion of the amount in dispute, (a) the Purchaser shall reimburse the Seller an amount equal to the product of the total amount of the reasonable fees, costs and expenses incurred by the Seller multiplied by a fraction, the numerator of which shall be equal to the amount that the Seller is awarded and the denominator of which shall be equal to the amount that was in dispute, and (b) the Seller shall reimburse the Purchaser an amount equal to the product of the total amount of the reasonable fees, costs and expenses incurred by the Purchaser multiplied by a fraction, the numerator of which shall be equal to the difference of the amount that was in dispute minus the amount that was awarded to the Seller and denominator of which shall be equal to the amount that was in dispute; and (iii) if the Purchaser is awarded all of the amount in dispute, the Seller shall reimburse the Purchaser for all of its reasonable fees, costs and expenses. All arbitration awards made pursuant to this Section 11.10 shall be final and binding upon the Purchaser and the Seller, and shall be deemed a final arbitration award that is enforceable pursuant to the terms of the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq.

            (b) The arbitration procedures set forth in this Section 11.10 shall be the sole and exclusive method for the resolution of all disputes and disagreements between the Seller and the Purchaser with respect to this Agreement, and such procedures shall be in lieu of all other or alternative judicial or dispute resolution procedures. The Seller and the Purchaser hereby waive all defenses and challenges to the arbitration procedures set forth in this Section 11.10, (including, without limitation, (i) exclusivity, (ii) jurisdiction and venue, and (iii) costs and damages).

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed as of the day and year first above written.

                                       WINDSONG ACQUISITION CORP.

                                       By: /s/ Richard C. Pietrafesa, Jr.
                                           -------------------------------------
                                           Richard C. Pietrafesa, Jr.
                                           President


                                       WINDSONG, INC.

                                       By: /s/ Joseph Sweedler
                                           -------------------------------------
                                           Joseph Sweedler
                                           President

                                   SCHEDULE I

(a) General. The provisions of this Schedule I are applicable only during such times that the Purchaser does not have its own working capital facility. In calculating Pre-Tax Income of the Purchaser for the purpose of determining whether the Pre-Tax Income Targets have been achieved for any year, the business of the Purchaser (the "Business") shall be treated as an independent and separate business for accounting purposes except as otherwise provided (and then only to the extent expressly provided) in the Agreement.

(b) Accounts receivable. Reserves for delinquent accounts, sales, returns and allowances will be maintained in accordance with GAAP consistently applied. The effect of an increase or decrease of delinquent accounts on Pre-Tax Income for any period shall be determined in accordance with GAAP consistently applied.

(c) Funding and Operation of the Business. The Purchaser shall maintain its own checking account and checks on such account will be issued by the accounting department of the Purchaser. The Parent will fund such account on a daily basis to meet all ordinary course expenses of operating the Business and all other expenses consistent with the strategic annual business plan of the Purchaser then in effect (as modified as a result of any quarterly reviews by the Advisory Board and the Purchaser's board of directors). All expenses of the Purchaser that are not in the ordinary course of its business or that are not consistent with the approved strategic annual business plan of the Purchaser then in effect shall require the approval of the Purchaser's board of directors.

(d) Allocations of Overhead. Except as otherwise provided in the Agreement, all direct operating costs of the Purchaser shall be charged to the Purchaser for purposes of determining its Pre-Tax Income. The operating costs shall include all costs of operating the Business, including all payroll (including bonuses other than the bonuses payable to the Stockholders as a result of the Pre-Tax Income exceeding the Pre-Tax Income Targets, which shall be excluded in the calculation of Pre-Tax Income), health insurance, payroll processing, payroll taxes and other costs directly related to the operation of the Business that are paid by the Parent (but excluding all transaction fees, costs and expenses incurred in connection with, or as a result of, the Acquisition). All persons who are primarily engaged in the operation of the Business shall be employees of the Purchaser and not the Parent. In addition, for purposes of determining its Pre-Tax Income, the Purchaser shall be charged its pro rata share (as determined below) of the following overhead costs of the Parent:

            (i) the costs of any additional staff or consultants hired by the Purchaser after the Closing that are required to perform the accounting functions of the Parent and all of its subsidiaries;

            (ii) the costs of any additional management information system investment after the Closing Date that is required to carry out the operations of the Parent and all of its subsidiaries, excluding any costs incurred in connection with any Year 2000 maintenance, upgrade or compliance programs of the Parent or any of its other subsidiaries;

            (iii) legal, accounting and other expenses related to the reporting and other obligations of the Parent as a public company, provided that:

                  (A) for the year 1999, the amount allocable to the Purchaser shall be equal to the product of (x) the actual amount of such costs incurred by the Parent during 1999 that would have been allocated to the Purchaser on the basis of its gross revenues as provided below if the Acquisition had occurred on January 1, 1999, and (y) a fraction, the numerator of which shall be equal to the number of days in the period commencing on the Closing Date and ending on December 31, 1999 and the denominator of which shall be equal to 365; provided, however, that the amount allocable to the Purchaser for the year 1999 shall not exceed $50,000; and

                  (B) in each year after 1999, the amount allocable to the Purchaser shall not exceed the product of (i) the amount allocable to the Purchaser for the immediately preceding year (based on a full year's allocation for the year 1999), and (ii) a fraction, the numerator of which shall be equal to the Pre-Income Tax Target for the current year and the denominator of which shall be equal to the Pre-Income Tax Target for the immediately preceding year; and

            (iv) legal and other transaction fees and expenses payable by the Parent in connection with any working capital and term financing originated by the Parent on or after the Closing Date that is used by the Purchaser.

      To the extent practicable, overhead costs shall be allocated among the Purchaser, the Parent and the Parent's other subsidiaries based on their usage of the personnel, programs, financings, benefits or other assets that gave rise to such overhead costs. Overhead costs that cannot be allocated based on usage shall be allocated to the Purchaser as follows:

            The Purchaser's pro rata share of such overhead costs during any period shall be equal to the product of such overhead costs during such period and a fraction, the numerator of which shall be equal to the gross revenues of the Purchaser during such period and the denominator of which shall be equal to the aggregate gross revenues of the Purchaser, the Parent and all of the other subsidiaries of the Parent. In the event that the revenues of the Parent or any of its subsidiaries is based on commissions or royalties, then the gross revenues of each such company that is used in calculating the allocations of overhead costs shall include the amount of gross sales on which such commission or royalty is based.

      Notwithstanding the foregoing, the Purchaser shall not be allocated any of the overhead costs of the Parent and its subsidiaries or any of its other affiliates for any period prior to the Closing Date.

(e) Capital Costs. For purposes of calculating Pre-Tax Income, subject to the terms of the Agreement (including, without limitation, the terms of Section 2.3(c) of the Agreement) and subject to the terms of subsections
      (f) and (g) of this Schedule I, the Purchaser may be charged interest by the Parent on a monthly basis based on the working capital requirements of the Purchaser. For purposes of calculating such interest expense, working capital of the Purchaser at any time shall be defined as the current assets of the Purchaser at such time less the current liabilities of the Purchaser at such time (provided that such current liabilities shall exclude any taxes payable by the Purchaser). The basis for the working capital charge for any month shall be an amount (the "Charge Amount") equal to (i) the average working capital balance of the Purchaser at the end of such month and the end of the prior month, minus (ii) the amount of Net Distributed Cash (as defined below). If the Charge Amount is positive at the end of any month, the Purchaser will be charged interest on the positive balance, which shall be calculated as follows: (1) the Debt Principal (as defined below) multiplied by the weighted average of the prevailing interest rate under the Parent's working capital facility during such month, divided by 12, plus (2) the Equity Principal (as defined below) multiplied by 35%, divided by 12. For purposes hereof, (x) the term "Debt Principal" with respect to any month shall mean the lesser of (A) the amount of the Purchaser's current assets at the end of such month that would constitute "eligible collateral" under the Parent's working capital facility, and (B) the Charge Amount, (y) the term "Equity Principal" means the amount, if any, by which the Charge Amount exceeds the Debt Principal, and (z) the term "Net Distributed Cash" means, with respect to any fiscal year of the Purchaser, the amount, if any, by which the amount of cash distributed from the Purchaser to the Parent since the first day of such fiscal year (or the Closing Date for the year 1999) exceeds the amount of cash provided to the Purchaser by the Parent since the first day of such fiscal year (or the Closing Date for the year 1999), provided that such amount may not be less than $0. If the Charge Amount is negative at the end of any month, the Parent shall be charged interest on the negative balance, which interest expense shall be equal to the amount of the negative balance multiplied by the weighted average of the prevailing interest rate under the Parent's working capital facility during such month, divided by 12.

      The Purchaser's Pre-Tax Income shall be (i) reduced by the amount of interest charged to it pursuant to the preceding paragraph, and (ii) increased by the amount of interest charged to the Parent pursuant to the preceding paragraph.

(f) Transaction Costs. Notwithstanding any provision in the Agreement to the contrary, except for the Assumed Liabilities that are being assumed and paid by the Purchaser as provided in the Agreement, all of the fees, expenses, costs and liabilities incurred by the Seller, the Purchaser and the Parent in connection with, or as a result of, the Acquisition, will be the responsibility of the Party that incurred such fees, expenses, costs and liabilities; provided, however, that none of such fees, expenses, costs or liabilities incurred by the Purchaser will be funded by the Purchaser's working capital facility or other assets and that none of such fees, expenses, costs or liabilities (including, without limitation, any amortization or depreciation expenses of the Purchaser or the Parent) shall reduce the Pre-Tax Income of the Seller or the Purchaser for purposes of determining whether the Purchaser has achieved its Pre-Tax Income Targets for any year.

(g) Acquisition Related Payments. Notwithstanding any provision in the Agreement to the contrary, none of the amounts payable by the Purchaser to the Seller pursuant to the Agreement (including, without limitation, the Purchase Price, the Installment Payments, Damages, and any fees, costs and expenses incurred in connection with any dispute between the Purchaser and the Seller), and none of the amounts payable to the Stockholders pursuant to the Employment Agreements other than their base salaries, shall reduce the Pre-Tax Income or working capital of the Purchaser. In addition, notwithstanding anything to the contrary in the Agreement, the Purchaser shall not be charged interest on any funds contributed or advanced by the Parent or any of its affiliates to the Purchaser to pay any such acquisition related payment or any part thereof.

                                   SCHEDULE IA

(a) General. The provisions of this Schedule IA are applicable only during such times that the Purchaser has its own working capital facility. In calculating Pre-Tax Income of the Purchaser for the purpose of determining whether the Pre-Tax Income Targets have been achieved for any year, the business of the Purchaser (the "Business") shall be treated as an independent and separate business for accounting purposes except as otherwise provided (and then only to the extent expressly provided) in the Agreement.

(b) Accounts receivable. Reserves for delinquent accounts, sales, returns and allowances will be maintained in accordance with GAAP consistently applied. The effect of an increase or decrease of delinquent accounts on Pre-Tax Income for any period shall be determined in accordance with GAAP consistently applied.

(c) Funding and Operation of the Business. The Purchaser shall maintain its own checking account and checks on such account will be issued by the accounting department of the Purchaser. Working capital requirements of the Business shall be funded from the Finova Factoring Arrangement (the "Finova Credit Line") or any other credit line of the Purchaser. All costs associated with the Finova Credit Line or any other credit line of the Purchaser shall be included in the calculation of the Purchaser's Pre-Tax Income (excluding all of the transaction and other costs incurred as a result of the Acquisition, which shall not be included in the calculation of the Purchaser's Pre-Tax Income). On a monthly basis, to the extent permitted by the Finova Credit Line or any other credit line of the Purchaser, the Purchaser shall transfer to the Parent the "free cash flow" of the Purchaser as reported in the monthly financial statements of the Purchaser. For purposes of this schedule, the term "free cash flow" shall mean earnings before interest, taxes, depreciation and amortization minus interest expense, taxes, amortization of the principal amount of outstanding loans, capital lease expenses, reserves to fund anticipated working capital requirements, amounts payable under the Finova Credit Line or any other credit line of the Purchaser, and capital expenditures.

      If at any time the Purchaser requires additional working capital above the amount that is available under the Finova Credit Line or any other credit line of the Purchaser, subject to the availability of funds to the Parent taking into consideration the current and anticipated cash needs of the Parent and its subsidiaries (including the Purchaser), the Parent shall provide such working capital advance to the Purchaser. For purposes of calculating the Pre-Tax Income of the Purchaser for any fiscal year, subject to the terms of the Agreement (including, without limitation, the terms of Section 2.3(c) of the Agreement), the Purchaser shall be charged for any such working capital advance made by the Parent to the Purchaser during such fiscal year as follows: (i) to the extent that on any day the aggregate outstanding amount of the advances from the Parent to the Purchaser since the first day of such fiscal year (or the Closing Date for the year 1999) is less than the aggregate amount of free cash flow previously transferred from the Purchaser to the Parent since the first day of such fiscal year (or the Closing Date for the year 1999), the Purchaser shall not be charged any interest on such advance, (ii) in the event that the preceding clause (i) does not apply to any advance (or any part of an advance), to the extent that funds for such advance (or part thereof) are available under the Parent's working capital facility, the Purchaser shall be charged a monthly interest on such advance (or part thereof) equal to the Parent's prevailing interest rate under its working capital facility, and (iii) to the extent that the preceding clause (i) and clause (ii) does not apply to any advance (or any part of an advance), the funds ("equity financing") provided by the Parent to the Purchaser for such advance (or part thereof) shall result in a monthly interest charge to the Purchaser of 35% per annum with respect to such advance (or part thereof). All interest charges shall be based on the actual number of days that such financing remains outstanding, and all transfers of cash from the Purchaser to the Parent shall reduce the amount of the advances from the Parent to the Purchaser (with all outstanding equity financing being deemed repaid before any other advance is deemed repaid). All interest charged to the Purchaser with respect to working capital advances from the Parent for any period shall reduce the Pre-Tax Income of the Purchaser for such period.

      To the extent that the aggregate amount of the funds provided by the Purchaser to the Parent at any time during any fiscal year exceeds the amount of funds provided by the Parent to the Purchaser at such time, the Parent will be charged interest on such excess amount at the prevailing rate under the Finova Credit Line or other credit line of the Purchaser, and any such interest charge shall increase the Pre-Tax Income of the Purchaser during the period that such advance remains outstanding.

(d) Allocations of Overhead. Except as otherwise provided in the Agreement, all direct operating costs of the Purchaser shall be charged to the Purchaser for purposes of determining its Pre-Tax Income. The operating costs shall include all costs of operating the Business, including all payroll (including bonuses other than the bonuses payable to the Stockholders as a result of the Pre-Tax Income exceeding the Pre-Tax Income Targets, which shall be excluded in the calculation of Pre-Tax Income), health insurance, payroll processing, payroll taxes and other costs directly related to the operation of the Business that are paid by the Parent (but excluding all transaction fees, costs and expenses incurred in connection with, or as a result of, the Acquisition). All persons who are primarily engaged in the operation of the Business shall be employees of the Purchaser and not the Parent. In addition, for purposes of determining its Pre-Tax Income, the Purchaser shall be charged its pro rata share (as determined below) of the following overhead costs of the Parent:

            (i) the costs of any additional staff or consultants hired by the Parent after the Closing Date that are required to perform the accounting functions of the Parent and all of its subsidiaries;

            (ii) the costs of any additional management information system investment after the Closing Date that is required to carry out the operations of the Parent and all of its subsidiaries, excluding any costs incurred in connection with any Year 2000 maintenance, upgrade or compliance programs of the Parent or any of its other subsidiaries;

            (iii) legal, accounting and other expenses related to the reporting and other obligations of the Parent as a public company, provided that:

                  (A) for the year 1999, the amount allocable to the Purchaser shall be equal to the product of (x) the actual amount of such costs incurred by the Parent during 1999 that would have been allocated to the Purchaser on the basis of its gross revenues as provided below if the Acquisition had occurred on January 1, 1999, and (y) a fraction, the numerator of which shall be equal to the number of days in the period commencing on the Closing Date and ending on December 31, 1999 and the denominator of which shall be equal to 365; provided, however, that the amount allocable to the Purchaser for the year 1999 shall not exceed $50,000; and

                  (B) in each year after 1999, the amount allocable to the
            Purchaser shall not exceed the product of (i) the amount allocable to the Purchaser for the immediately preceding year (based on a full year's allocation for the year 1999), and (ii) a fraction, the numerator of which shall be equal to the Pre-Tax Income Target for the current year and the denominator of which shall be equal to the Pre-Tax Income Target for the immediately preceding year; and

            (iv) legal and other transaction fees and expenses payable by the Parent in connection with any working capital and term financing originated by the Parent on or after the Closing Date that is used by the Purchaser; provided, however, that no such fees and expenses shall be allocated to the Purchaser during any period in which the Finova Credit Line or any other credit line of the Purchaser is in effect.

      To the extent practicable, overhead costs shall be allocated among the Purchaser, the Parent and the Parent's other subsidiaries based on their usage of the personnel, programs, financings, benefits or other assets that gave rise to such overhead costs. Overhead costs that cannot be allocated based on usage shall be allocated to the Purchaser as follows:

            The Purchaser's pro rata share of such overhead costs during any period shall be equal to the product of such overhead costs during such period and a fraction, the numerator of which shall be equal to the gross revenues of the Purchaser during such period and the denominator of which shall be equal to the aggregate gross revenues of the Purchaser, the Parent and all of the other subsidiaries of the Parent. In the event that the revenues of the Parent or any of its subsidiaries is based on commissions or royalties, then the gross revenues of each such company that is used in calculating the allocations of overhead costs shall include the amount of gross sales on which such commission or royalty is based.

      Notwithstanding the foregoing, the Purchaser shall not be allocated any of the overhead costs of the Parent and its subsidiaries or any of its other affiliates for any period prior to the Closing Date.

(e) Transaction Costs. Notwithstanding any provision in the Agreement to the contrary, except for the Assumed Liabilities that are being assumed and paid by the Purchaser as provided in the Agreement, all of the fees, expenses, costs and liabilities incurred by the Seller, the Purchaser and the Parent in connection with, or as a result of, the Acquisition, will be the responsibility of the Party that incurred such fees, expenses, costs and liabilities; provided, however, that none of such fees, expenses, costs or liabilities incurred by the Purchaser will be funded by the Purchaser's working capital facility or other assets and that none of such fees, expenses, costs or liabilities (including, without limitation, any amortization or depreciation expenses of the Purchaser or the Parent) shall reduce the Pre-Tax Income of the Seller or the Purchaser for purposes of determining whether the Purchaser has achieved its Pre-Tax Income Targets for any year.

(f) Acquisition Related Payments. Notwithstanding any provision in the Agreement to the contrary, none of the amounts payable by the Purchaser to the Seller pursuant to the Agreement (including, without limitation, the Purchase Price, the Installment Payments, Damages, and any fees, costs and expenses incurred in connection with any dispute between the Purchaser and the Seller), and none of the amounts payable to the Stockholders pursuant to the Employment Agreements other than their base salaries, shall reduce the Pre-Tax Income or working capital of the Purchaser. In addition, notwithstanding anything to the contrary in the Agreement, the Purchaser shall not be charged interest on any funds contributed or advanced by the Parent or any of its affiliates to the Purchaser to pay any such acquisition related payment or any part thereof.

                              SCHEDULE 2.3(j)(iii)

In the event that Windsong Acquisition Corp (the "Offeror") elects to offer to sell, transfer, convey or otherwise liquidate its assets pursuant to Section 2.3(j)(iii) of the Asset Purchase Agreement (the "Agreement"), the Offeror shall make an irrevocable written offer (the "Offer") to sell its assets to Windsong, Inc. (the "Offeree"), which Offer shall set forth the purchase price and all of the other material terms and conditions of the Offer. The Offeree shall have 45 days after actual receipt of the Offer within which to notify the Offeror whether or not the Offeree will accept the Offer. If the Offeree does not accept the Offer within such 45-day period, the Offeror shall then have 120 days within which enter into a definitive agreement with a third party for the sale of its assets to such third party for no less purchase price and no less favorable terms and conditions than as set forth in the Offer. In the event that the sale of the Offeror's assets to such third party pursuant to the terms and conditions of such definitive agreement does not close within 120 days after such definitive agreement was entered into by the Offeror and such third party, and if the Offeror wishes to continue its efforts to sell, transfer, convey or otherwise liquidate its assets, the Offerer shall be required to re-offer such assets to the Seller in accordance with the terms set forth on this Schedule 2.3(j)(iii).